UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No.     )

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Filed by a Party other than the Registrant   ☐

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☑	Preliminary Proxy Statement	☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

Advanced BioEnergy, LLC

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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8000 Norman Center Drive, Suite 610,

Bloomington, MN 55437

Notice of Regular Meeting of Members

to be held on Friday, March 16, 2012

To our members:

The regular meeting of members of Advanced BioEnergy, LLC will be held at The Holiday Inn, 4619 S. Lincoln Avenue, York, Nebraska on Friday, March 16, 2012 at 9 a.m. central time, for the following purposes:

1.	To approve a proposal amending and restating our Fourth Amended and Restated Operating Agreement (“Operating Agreement” and as proposed to be amended and restated, the “Fifth Amended and Restated Operating Agreement”);

2.	To set at eight the number of directors to be elected for a term of one year;

3.	To elect eight directors to serve for a period of one year and until their successors are elected and qualified;

4.	To ratify the appointment of McGladrey & Pullen LLP as our independent registered public accounting firm for the fiscal year ending September 30, 2012;

5.	To cast a non-binding advisory vote on executive compensation; and

6.	To transact other business that may properly be brought before the meeting.

January 27, 2012 is the record date for the meeting and only members of record at the close of business on that date are entitled to receive notice of and vote at the meeting.

For your convenience, we are also offering a webcast of the meeting. If you choose to view the webcast, go to www.advancedbioenergy.com shortly before the meeting and follow the instructions provided. Please note that you will not be able to vote your units via the webcast.

Your proxy is important to ensure a quorum at the meeting. Even if you own only a few units, and whether or not you expect to be present, you are requested to date, sign and mail the enclosed proxy in the postage-paid envelope that is provided. Voting by proxy will not affect your right to subsequently change your vote or to attend the regular meeting.

By Order of the Board of Directors,

/s/ Scott A. Brittenham
Scott A. Brittenham Chairman of the Board

Bloomington, Minnesota

February     , 2012

VOTING INSTRUCTIONS

The enclosed proxy is solicited by the board of directors of Advanced BioEnergy, LLC (“us” or the “Company”) for use at the 2012 regular meeting of members to be held on Friday March 16, 2012 and at any adjournment thereof. The regular meeting will be held at The Holiday Inn, 4619 South Lincoln Avenue, York, Nebraska. Registration for the meeting will begin at 8:00 a.m. central time. The meeting will commence at 9:00 a.m. central time. This solicitation of proxies is being made by mail; however, we may also use our officers, directors, and employees (without providing them with additional compensation) to solicit proxies from members in person or by telephone, facsimile or letter. Distribution of this proxy statement and a proxy card is scheduled to begin on or about Friday, February 17, 2012. To vote:

BY MAIL

•	Mark your selections on the proxy card;

•	Date and sign your name exactly as it appears on your proxy card; and

•	Mail the proxy card in the enclosed postage-paid envelope.

BY FACSIMILE

•	Mark your selections on the proxy card;

•	Date and sign your name exactly as it appears on your proxy card; and

•	Fax the proxy card to us at (763) 226-2725 by 3:00 p.m. central time on Thursday, March 15, 2012.

IN PERSON

You may vote in person at the meeting by attending the meeting and voting by ballot. Even if you plan to attend the meeting in person, we encourage you to vote by returning the enclosed proxy card by mail or by facsimile so we can ensure your vote is counted in the event you are not able to attend the meeting due to unforeseen circumstances.

YOUR VOTE IS IMPORTANT. THANK YOU FOR VOTING.

PROXY STATEMENT

ADVANCED BIOENERGY, LLC

8000 Norman Center Drive, Suite 610,

Bloomington, MN 55437

PROXY STATEMENT FOR

2012 REGULAR MEETING OF MEMBERS

ABOUT THE REGULAR MEETING

The enclosed proxy is being solicited by our board of directors for use in connection with our regular meeting of members to be held on Friday, March 16, 2012 at 9:00 a.m. central time at The Holiday Inn, 4619 South Lincoln Avenue, York, Nebraska, and at any adjournments thereof. The mailing of this proxy statement and our form of proxy to members will commence on or about Friday, February 17, 2012.

The board of directors requests that you vote on the proposals described in this proxy statement. You are invited to attend the meeting, but you do not need to attend the meeting in order to vote your units. Instead, you may follow the instructions below to vote your units through the enclosed proxy card. Your proxy is important to ensure a quorum at the meeting.

What is the purpose of the regular meeting?

At the regular meeting, we will ask our members to vote on five matters:

•	To approve amendments to our Operating Agreement;

•	To set at eight the number of directors to be elected for a term of one year;

•	To elect eight directors to serve for a period of one year and until their successors are elected and qualified;

•	To ratify the appointment of McGladrey & Pullen LLP as our independent registered public accounting firm for the fiscal year ending September 30, 2012; and

•	To cast a non-binding advisory vote on executive compensation.

Following the formal portion of the meeting, our management will report on our performance and answer questions from our members.

Who is entitled to attend the meeting?

Only members as of the record date January 27, 2012, or their duly appointed proxies, may attend the meeting. Registration will begin at 8:00 a.m. central time. Cameras, recording devices and other electronic devices will not be permitted at the meeting. Please RSVP your attendance with the card enclosed.

Please also note that if you hold your units in “street name” (that is, through a broker or other nominee), you will need to bring a copy of a brokerage statement reflecting your ownership as of the record date.

Who is entitled to vote at the meeting?

Only members of record at the close of business on the record date for the meeting January 27, 2012, will be entitled to vote at the meeting or adjournments thereof.

How many votes do I have?

On any matter that may properly come before the meeting, each member entitled to vote will have one vote for each unit owned by that member as of the close of business on the record date.

How many membership units are outstanding?

At the close of business on the record date, there were 24,714,180 outstanding membership units (“units”). Therefore, there are a total of 24,714,180 possible votes that may be submitted on any matter.

What constitutes a quorum?

Pursuant to Section 6.9 of our Fourth Amended and Restated Operating Agreement dated May 11, 2010 (the “Operating Agreement”), the presence in person or by proxy of members holding at least 50% of the issued and outstanding units is required to constitute a quorum. On the record date we had 24,714,180 issued and outstanding units, each of which is entitled to vote at the meeting. Accordingly, the presence of holders of at least 12,357,090 units at the meeting will constitute a quorum. If you submit a proxy or appear at the meeting, then your units will be considered part of the quorum.

If a quorum is present, the meeting can proceed. Proxies received but marked as abstentions and broker non-votes will be included in the calculation of the number of units considered to be present at the meeting for purposes of determining whether there is a quorum.

How do I vote?

Units can be voted only if the holder of record is present at the meeting either in person or by proxy. You will not be able to vote your units if you view the webcast. You may vote using any of the following methods:

Proxy card. The enclosed proxy card is a means by which a member may authorize the voting of his, her, or its units at the meeting. The units represented by each properly executed proxy card will be voted at the meeting in accordance with the member’s directions. We urge you to specify your choices by marking the appropriate boxes on your enclosed proxy card. After you have marked your choices, please sign and date the enclosed proxy card and return it in the enclosed envelope or by fax to us at (763) 226-2725. In order for your vote to count, we must receive it by 3:00 p.m., central time, on Thursday, March 15, 2012. If units are owned jointly by more than one person, either person may sign the proxy card.

In person. You may vote in person at the meeting by attending the meeting and voting by ballot. Even if you plan to attend the meeting in person, we encourage you to vote by returning the enclosed proxy card so we can ensure your vote is counted in the event you are not able to attend the meeting due to unforeseen circumstances.

If you hold your units in “street name,” you need to obtain a proxy form from the institution that holds your units. Members who hold units through a broker or agent should follow the voting instructions received from that broker or agent.

What can I do if I change my mind after I vote my units?

You may revoke your proxy by:

•	voting in person at the meeting; or

•

giving personal or written notice of the revocation, which is received by Richard R. Peterson, our Chief Executive Officer, President and Chief Financial Officer, at our offices at 8000 Norman Center Drive, Suite 610, Bloomington, MN 55437 on or before March 15, 2012 by 3:00 p.m. central time

What is the effect of an “abstention” or “withhold” vote on the proposals to be voted on at the meeting?

A unit voted “abstain” with respect to any proposal is considered as present and entitled to vote with respect to that proposal, but is not considered a vote cast with respect to that proposal. Because proposals 1, 2, 4 and 5 require not less than the affirmative vote of the holders of a majority of the membership interests present and entitled to vote on any proposal in order to pass, an abstention will have the effect of a vote against the proposals. Assuming the changes to our Operating Agreement are approved by our members, at the 2012 regular meeting of members and future meetings of members, directors will be elected by a plurality of units voting for directors. Therefore, a “withhold” vote with respect to a director will not prevent that director from being elected if a plurality of units are voted for that director.

What is the effect of a “broker non-vote” on the proposals to be voted on at the meeting?

A “broker non-vote” occurs if your units are not registered in your name and you do not provide the record holder of your units (usually a bank, broker, or other nominee) with voting instructions on a matter and the record holder is not permitted to vote on the matter without instructions from you under applicable New York Stock Exchange rules. These rules apply to us notwithstanding the fact that our units are not listed on any securities exchanges. A broker non-vote is considered present for purposes of determining whether a quorum exists, but is not considered a “vote cast” or “entitled to vote” with respect to the matter.

Under New York Stock Exchange rules, proposal 4, the ratification of McGladrey & Pullen LLP as our independent registered public accounting firm, is a routine item. As a result, brokers who do not receive instructions as to how to vote on this matter generally may vote on this matter in their discretion. Brokers who do not receive instructions as to how to vote on our other proposals may not vote on these matters.

What is the recommendation of the board of directors on my voting my units?

Our board of directors recommends a vote:

•	for the approval of the proposal amending and restating the Company’s Operating Agreement set forth in proposal 1,

•	for setting at eight the number of directors to be elected for a term of one year set forth in proposal 2,

•	for the election of each of the eight nominees to our board of directors set forth in proposal 3,

•	for the ratification of McGladrey & Pullen LLP as our independent registered public accounting firm set forth in proposal 4, and

•	for the advisory vote on executive compensation set forth in proposal 5.

What if I do not specify a choice for a matter when returning a proxy?

Unless you indicate otherwise, the persons named as proxies on the proxy card will vote your units for the approval of the proposal amending and restating the Company’s Operating Agreement set forth in proposals 1, for setting at eight the number of directors to be elected for a term of one year set forth in proposal 2, for the election of each of the eight nominees to the board of directors set forth in proposal 3, for the ratification of McGladrey & Pullen LLP as our independent registered public accounting firm set forth in proposal 4, and for the advisory vote on executive compensation set forth in proposal 5. If any other matters come up for a vote at the meeting, the proxy holders will vote in line with the recommendations of the board of directors or, if there is no recommendation, at their own discretion.

What vote is required to approve each item?

Approval of the Proposal to Amend and Restate Our Operating Agreement. An affirmative vote of a majority of the units represented at the meeting and entitled to vote will result in the matter being approved.

Setting the Number of Directors. An affirmative vote of a majority of the units represented at the meeting and entitled to vote will result in the matter being approved.

Election of Directors. The director nominees who receive the greatest number of votes will be elected directors.

Ratify the Appointment of McGladrey & Pullen LLP as Independent Registered Public Accounting Firm. An affirmative vote of a majority of the units represented at the meeting and entitled to vote will result in the matter being approved.

Advisory Vote on Executive Compensation. An affirmative vote of a majority of the units represented at the meeting and entitled to vote will result in the matter being approved.

What is the effect of the 2009 Voting Agreement on the matters to be voted on?

The 2009 Voting Agreement further described in this proxy statement under “Security Ownership of Certain Beneficial Owners” — “Description of 2009 Voting Agreement” requires certain persons, who hold in the aggregate approximately 58.2% of our outstanding units, to vote in favor of the election of Mr. Brittenham, Mr. Henness, Mr. Nelson, Mr. Rastetter, and Mr. Peterson proposed by the board of directors as described in proposal 3. Therefore, assuming these units are voted in compliance with the 2009 Voting Agreement, Mr. Brittenham, Mr. Henness, Mr. Nelson, Mr. Rastetter, and Mr. Peterson will be elected as directors. The 2009 Voting Agreement does not require the parties to the 2009 Voting Agreement to vote for or against, or to abstain from, any of the other proposals described in this proxy statement.

May the meeting be adjourned?

If a quorum is not present to transact business at the meeting or if we do not receive sufficient votes in favor of the proposals by the date of the meeting, the persons named as proxies may propose one or more adjournments of the meeting.

Who pays the expenses incurred in connection with the solicitation of proxies?

We will pay the cost of soliciting proxies. In addition to solicitation by the use of the mail, certain directors, officers and regular employees may solicit proxies by telephone, facsimile, the internet, email or personal interview, and may request brokerage firms and custodians, nominees and other record holders to forward soliciting materials to the beneficial owners of our units. We will reimburse these records holders for their reasonable out-of-pocket expenses in forwarding these materials.

What is a member proposal?

A member proposal is recommendation that the Company or our board of directors take action on a matter that a member presents for approval at a meeting of our members. If you submit a proposal, your proposal should state as clearly as possible the course of action that you believe we should follow. If we place your proposal in our proxy statement, then we must also provide the means for members to vote on this proposal via the proxy card. We have explained below the deadlines and procedures for submitting member proposals.

What is the deadline for submitting a member proposal for the 2013 regular meeting of members?

In order to be considered for inclusion in next year’s proxy statement, member proposals must be submitted in writing to us by October 19, 2012. Member proposals may be submitted by members holding more than 1% of the then outstanding units. We suggest that proposals for the 2013 regular meeting of members be submitted by certified mail, return receipt requested. The proposal must be in accordance with the provisions of Rule 14a-8 adopted by the Securities and Exchange Commission under the Securities Exchange Act of 1934. We reserve the right to reject, rule out-of-order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements, including requirements in our Operating Agreement.

How do I nominate a candidate for election as a director at next year’s regular meeting?

We anticipate eight directors will stand for election at the 2013 regular meeting of members. Nominations for director seats are made by the board of directors. In addition, a member may nominate a candidate for director by following the procedures set forth in Section 5.3 of our Operating Agreement. Under our Operating Agreement, any member that intends to nominate one or more persons for election as directors at a meeting may do so only if written notice of the member’s intent to make the nomination has been given, either by personal delivery or by United States mail, postage prepaid, to Advanced BioEnergy, LLC, Attention: Richard R. Peterson, 8000 Norman Center Drive, Suite 610, Bloomington, MN 55437, not less than 60 days nor more than 90 days prior to the first day of the month corresponding to the previous year’s regular meeting. Your nomination must be received by January 1, 2013 for our 2013 regular meeting of members.

We may require any proposed nominee to furnish other information that may reasonably be required to determine the eligibility of the proposed nominee to serve as a director.

How may I obtain additional copies of the annual report?

Our annual report for our fiscal year ended September 30, 2011, including audited financial statements, is included with this proxy statement. Our annual report as well as our most recent quarterly report on Form 10-Q are also available online at www.advancedbioenergy.com. For additional printed copies, which are available without charge, please contact us by telephone at (763) 226-2701 or by mail at Advanced BioEnergy, LLC, Attention: Richard R. Peterson, 8000 Norman Center Drive, Suite 610, Bloomington, MN 55437.

Why did my household receive only one proxy statement when multiple members share this address?

In order to reduce expenses, we delivered only one proxy statement and annual report to multiple members that share an address unless we received contrary instructions from one or more of the security holders. Upon written or oral request to Richard R. Peterson at 8000 Norman Center Drive, Suite 610, Bloomington, MN 55437 or (763) 226-2701, we will promptly provide a separate copy of the proxy statement and annual report to a security holder with a shared address to which a single copy of the documents were delivered. If you wish to receive a separate copy of our proxy statements or annual reports in the future, or if you are receiving multiple copies of our proxy statements or annual reports and wish to receive a single copy in the future, please contact Richard R. Peterson as provided above.

Where is the Company’s principal executive office located?

Our principal executive office is located at 8000 Norman Center Drive, Suite 610, Bloomington, MN 55437.

PROPOSAL 1

APPROVAL OF FIFTH AMENDED AND RESTATED OPERATING AGREEMENT

Our members are being asked to consider and approve the adoption of our Fifth Restated and Amended Operating Agreement.

Required Vote

The proposal requires the approval of a majority of units represented at the meeting and entitled to vote.

Background and Reasons for the Amendment and Restatement of the Operating Agreement

Our board of directors recently undertook a review of our Operating Agreement to determine whether changes were appropriate:

•	to clarify and make consistent the allocation and distribution provisions of the Operating Agreement;

•	to clarify the indemnification provisions of the Operating Agreement so that they are consistent with indemnification agreements that we have entered into or will enter into with our directors;

•	to eliminate our classified board of directors and provide that directors are elected for one-year terms, beginning at the 2012 regular meeting of members;

•	to authorize our members to set the number of directors to be elected at each annual meeting of members, but not greater than nine;

•	to reduce from two-thirds to a majority the number of directors required to take written action in lieu of a board meeting;

•	to increase from 30% to a majority the percentage of units required to compel the board to call a meeting of members; and

•	to decrease from 75% to two-thirds the percentage of units required for dissolution and winding up of the Company.

Following its review, the board determined, at its meeting held on January 24, 2012, that it is in the best interests of the Company and its members to make certain amendments to the Operating Agreement. As such, the board approved, and recommends that members approve, the adoption of the Fifth Amended and Restated Operating Agreement. The Fifth Amended and Restated Operating Agreement is included as Appendix I to this proxy statement and a description of each of the significant changes follows, qualified in its entirety by reference to Appendix I.

The Allocations and Distribution Sections, including Sections 3.6, 3.7, 4.1 and 9.10, would be revised to make the language within the Operating Agreement concerning those topics internally consistent. The Company and directors do not believe that any of the changes to these sections would represent a change in the fundamental terms of the Operating Agreement.

The Indemnification of Directors, Officers, Others. (Section 5.24) would be revised to make the language within the Operating Agreement concerning indemnification consistent, and to make the Operating Agreement language consistent with the indemnity agreements that we have or will be entering into with each our directors. The changes would also include clearer procedures for requesting and processing indemnification requests. The Company and directors do not believe that any of the changes to this section represent a change in the fundamental terms of the Operating Agreement.

The Total Number of Directors (Section 5.2), along with the Election of Directors (Section 5.3 (a)), would be revised to give greater authority and opportunity to the members (i) to eliminate our current classified board and elect directors annually; (ii) to establish by resolution the number of directors to be elected annually; (iii) to provide that directors will be elected by a plurality of members rather than the current majority of all members, and (iv) to authorize the board to create additional director positions and fill them between meetings. The existing Operating Agreement provides for a classification of the directors into three groups, with each group being elected once every three years. The amended Operating Agreement would provide that all directors are elected annually, thereby allowing members to more regularly vote on directors. Section 5.2 also would clarify that the number of directors will be set by the members, but that amount may not be greater than nine. This section would also provide that if the number of directors set by the members is less than nine, a majority of the then-serving directors may increase, but not decrease, the number of directors and elect one or more additional persons to the board to fill the newly created vacancy, with the newly elected director or directors to serve until the next annual meeting of members. The board believes the proposed change to have directors elected by plurality rather than a majority of members would provide certainty in future member meetings in the event the Company established a quorum at a meeting, but members, including members that were beneficial owners and failed to give voting instructions to their record holder, did not vote for directors in sufficient numbers so that each director received a majority of all votes.

The Director Action Without a Meeting (Section 5.9) would be revised to allow a majority of the directors to take written action in lieu of a board meeting instead of the current two-thirds (2/3) of the directors. The Company and the directors believe this change makes it easier for the board to act in emergency situations by requiring fewer directors to sign a written action in lieu of a meeting. Notwithstanding this change, the number of directors needed for a written action as proposed is not less than the number of directors required to take action at a duly called board meeting.

The current Voting: Potential Financial Interest (Section 5.11), would be revised and renamed Resolution of Conflicts of Interest; Standards of Conduct and Modification of Duties. The Company and the directors believe the existing section was not descriptive enough and as a result, might not provide the appropriate guidance in the event of a need to resolve a director conflict of interest. The proposed section would provide a more thorough mechanism for resolving any conflicts of interest that may arise in the future.

The Duties and Obligations of Directors and Officers (Section 5.12) would be revised to add language that, with respect to the Company, no director or officer shall engage (i) in any act or omission which involves intentional misconduct or a knowing violation of law or (ii) in any transaction from which the director or officer would receive an improper personal benefit. The Company believes this is appropriate language to clarify required director and officer conduct and is consistent with the general standard in public companies today.

The Execution of Instruments Section (5.21) would be revised to remove the Chairman as a signatory for Company instruments such as deeds, mortgages and contracts because the Company has separated the duties of Chairman and Chief Executive Officer and the Chairman now serves in a non-executive role. Under amended Section 5.21, the board of directors would retain the power to authorize the Chairman and other persons to execute instruments in the future.

The Limitation of Liability (Section 5.23) would be amended to add language providing provide that a director of the Company would not be personally liable to the Company or to its Members for monetary damages for breach of fiduciary duty as a director “to the extent he or she reasonably believed his or her action would be in or not opposed to the best interests of the Company.” The Company believes that by focusing on the individual director’s individual belief, it would establish a consistent and predictable standard of behavior for individual directors.

The Member Meetings (Section 6.6) would be revised to provide that a majority of the units is required to demand a member meeting instead of thirty percent (30%) of the units. Although this change would make it more difficult for members to call a special meeting, the directors believe that this increased requirement would not have an significant impact on the members because the Company holds regular annual meetings and intends to continue to do so, rotates the locations of these meetings so that meetings are held on a regular basis in locations near the Company plants, and has clear procedures to enable members to raise matters at the Company’s meetings. Further, given the ownership of the Company’s two principal members, who collectively own approximately 50% of the Company’s membership interests; it would be difficult for a group of members to call a meeting without the participation of one of these two members.

The required Membership Voting Interests to approve a dissolution of the Company (Section 10.1) would be revised from seventy-five percent (75%) to two-thirds (2/3). The Company and the directors believe that this reduction makes it easier for the members to effect a dissolution of the Company if the board voted in favor of it, and believed it was in the best interest of the Company.

PROPOSAL 2 & 3

ELECTION OF DIRECTORS

Setting the Number of Directors at Eight

The Operating Agreement as proposed to be amended at the meeting provides that under Section 5.2, the members will by resolution fix the number of directors to be elected at each regular meeting of members. Assuming the changes to the Operating Agreement are approved, the Board will propose for member approval a resolution setting the number of directors at eight.

Directors and Director Nominees

Our Operating Agreement currently provides that the board of directors is to be divided into three staggered groups, with approximately one third of our directors elected by our members each year for terms of three years. The table below sets forth the current classes of directors. Under the proposed changes to the Operating Agreement, each director would be elected for a one year term.

As described below under Security Ownership of Certain Beneficial Owners — 2009 Voting Agreement, the Company and certain other parties are parties to the 2009 Voting Agreement, which, among other things, requires the parties thereto to nominate, recommend and vote for election to the board two designees of Hawkeye Energy Holdings, LLC (“Hawkeye Energy”), two designees of Ethanol Investment Partners, LLC (“EIP”), an affiliate of Clean Energy Capital, LLC (“CEC”), and the Chief Executive Officer of the Company. Our current board of directors is comprised of the following:

Name	Age	Position	Director Since
Nominee Directors:

Group I — term expiring in 2012:
Scott A. Brittenham	53	Chairman & Director	2008
Joshua M. Nelson	39	Director	2009
Bruce L. Rastetter	55	Vice Chairman & Director	2009

Group II — term expiring in 2013:
Troy L. Otte	44	Director	2005
Richard R. Peterson	46	Director	2009
Open

Group III — term expiring in 2014:
John E. Lovegrove	57	Director	2005
Bryan A. Netsch	54	Director	2011
Jonathan K. Henness	25	Director	2011

Biographical Information for Nominee Directors

Scott A. Brittenham became Chairman of the Company in October 2011. Mr. Brittenham co-founded and since 2003 has served as president and chief executive officer of CEC, formerly Ethanol Capital Management, LLC (“ECM”), the largest fund manager for ethanol investments in the United States. Pursuant to the 2009 Voting Agreement, Mr. Brittenham was elected as a board designee of EIP. From 1999 through 2003, Mr. Brittenham served as President and Chief Executive Officer of Fidelity Mortgage Corporation and from 1995 through 1999, Mr. Brittenham served as the president and a director of Brittenham Investment Management. On November 16, 2005, Mr. Brittenham, as President of Fidelity Mortgage Corporation, entered into a consent order with the State of Washington Department of Financial Institutions Consumer Services Division prohibiting Mr. Brittenham from participating in the conduct of the affairs of any mortgage broker licensed by the State of Washington Department of Financial Institutions or any mortgage broker exempt from such licensing requirements for a period of ten years. Mr. Brittenham also serves on the board of directors of Highwater Ethanol, LLC. Mr. Brittenham’s deep knowledge of the ethanol industry and capital markets as well as his senior leadership positions and board experience with other ethanol companies provides the board and committees with extensive industry expertise.

Joshua M. Nelson is a Managing Director at Thomas H. Lee Partners, L.P., a private equity firm based in Boston, Massachusetts where he has worked since 2003. Prior to this, he worked at JPMorgan Partners, the private equity affiliate of JPMorgan Chase. Mr. Nelson has been a director of Hawkeye Energy since 2006. Mr. Nelson also serves on the board of directors of InVentiv Health, Inc., and the board of managers of Hawkeye Energy. Mr. Nelson’s financial acumen and understanding of risk and capital skills enhanced through serving on boards and committees provide the board with unique insight and acquisition experience.

Bruce L. Rastetter was elected Vice Chairman of the Board in January 2012. Mr. Rastetter currently serves as the CEO of Summit Group. Growing out of the modest family farm of his youth, Summit Group is an umbrella organization encompassing various agricultural interests including grain and meat production, renewable energy, and international development ventures. From 2004 until January 14, 2011, Mr. Rastetter was the Chief Executive Officer of Hawkeye Gold, LLC and served as the CEO of Hawkeye Energy from 2004 until September 2011. Prior to these positions, Mr. Rastetter founded Heartland Pork Enterprises, Inc. in 1994, and was the Chief Executive Officer of that company until 2004. Mr. Rastetter provides the board with extensive experience resulting from senior leadership positions where he acquired expertise in managing operations, corporate governance, business development and exit strategies, acting as the chief executive officer of several companies, including a company involved in ethanol marketing. Mr. Rastetter also serves on the board of directors for Growth Energy, an ethanol energy advocacy group, and is the President Pro Tem of the Board of Regents, State of Iowa, the board that governs Iowa’s three public universities and two special schools.

Mr. Rastetter and Mr. Nelson currently serve as the two designees of Hawkeye Energy pursuant to the 2009 Voting Agreement. As noted above, Mr. Nelson has served as a director of Hawkeye Energy since 2006 and Mr. Rastetter served as chief executive officer of Hawkeye Gold LLC and Hawkyeye Energy. On December 21, 2009, Hawkeye Renewables, LLC (“Hawkeye Renewables”), a subsidiary of Hawkeye Energy, filed for reorganization under chapter 11 of the U.S. Bankruptcy Code in Delaware. On May 25, 2010, a Joint Plan of Reorganization of Hawkeye Renewables was filed with the court, which was confirmed on June 2, 2010, and became effective on June 18, 2010, the date on which Hawkeye Renewables emerged from protection under the Bankruptcy Code with new ownership.

Troy L. Otte has been involved in a family-owned farm in the Fillmore County, Nebraska area since 1990. The current operation consists of 5,000 acres of commercial corn, soybeans and Pioneer Hy-Bred International seed. Mr. Otte has served on the board from its inception and has first-hand knowledge of our history and business. He provides the board with agriculture and commodity market experience.

Richard R. Peterson joined our Company as vice president of accounting and finance and chief financial officer in November 2006 and was named chief executive officer of the Company in October 2008. From July 2001 until November 2006, Mr. Peterson served as the director of finance, North American Operations for Nilfisk-Advance, Inc., a manufacturer of commercial and industrial cleaning equipment. Prior to joining Nilfisk-Advance, Mr. Peterson served as the chief financial officer for PPT Vision, Inc., a manufacturer of 2D and 3D vision inspection equipment from April 1999 to July 2001, and served as the chief financial officer of Premis Corporation, a point-of-sale software development company from December 1996 to April 1999. Mr. Peterson currently serves on the board as our CEO Designee pursuant to the 2009 Voting Agreement. Mr. Peterson has intimate knowledge of our business operations, and understands the many challenges of running the Company. We believe his CEO perspective is critical for the board to effectively oversee the affairs of the Company and administration of its strategies.

John E. Lovegrove has been a director since 2005 and served as chairman from October 2008 to October 2011. He has been a life-long farmer in Fillmore County, Nebraska. For more than the last five years, together with his two brothers, he has operated a family farm consisting of 8,000 acres of irrigated corn, soybeans and Pioneer Hy-Brid International seed corn. Mr. Lovegrove has served on the board from its inception and has first-hand knowledge of our business, thereby enabling him to provide valued independent oversight, guidance and strategy on many issues.

Bryan A. Netsch is the founder of the PRISM Group companies, which provides printing services for large, complex printing projects, as well as high-security, high-liability products such as instant win games. Mr. Netsch currently serves as the Chief Executive Officer of two of the PRISM Group companies and has served in such capacity for more than the past five years. Mr. Netsch has experience with private equity investments, including technology and alternative energy investments. Mr. Netsch holds a variety of patents for printing, packaging and ink coating products. Mr. Netsch was previously an officer of PRISM Graphics, Inc., which filed for bankruptcy in the Northern District of Texas on April 25, 2008. Mr. Netsch provides the board with an extensive business background in finance, operations and acquisitions gained through his experience as a chief executive officer, which enables him to offer important insight into managing the day to day operations of the Company. Mr. Netsch was a member of the original advisory board for Advanced BioEnergy and was elected to the board in 2011.

Jonathan K. Henness is a Senior Managing Director of CEC, and serves as its Chief Financial Officer. In addition to his investment-related research and analysis for CEC, Mr. Henness is also responsible for accounting and financial reporting for the 20 limited partnerships CEC manages. Mr. Henness serves on the board of directors of two biofuel companies and on the risk management, operations, and compensation committees of one of the 15 largest biofuel companies in the United States. Prior to CEC, Mr. Henness worked in financial analysis at the Boeing Company. Mr. Henness currently serves on our board as one of the two board designees of EIP pursuant to the 2009 Voting Agreement. His extensive knowledge in financial analysis and the ethanol industry provides important guidance to the Company. Our board of directors appointed Mr. Henness to the board in May 2011, after Neil S. Hwang, one of two EIP designees on the Company’s board, resigned effective April 20, 2011. Mr. Hwang had been elected for a three-year term at the Company’s March 2011 Regular Meeting of Members.

Each of the nominees named above has indicated a willingness to serve as a director.

Our board of directors recommends that you vote for the election of each of the eight nominees listed above to serve on our board of directors.

PROPOSAL 4

RATIFICATION OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

McGladrey & Pullen LLP has been our independent registered public accounting firm since fiscal 2005. Upon recommendation from our audit committee, our board of directors selected McGladrey & Pullen LLP to serve as our independent registered public accounting firm for our fiscal year ending September 30, 2012, subject to ratification by our members. While it is not required to do so, our board of directors is submitting the selection of this firm for ratification in order to ascertain the view of our members. If the selection is not ratified, our audit committee will reconsider its selection. Proxies solicited by our board of directors will, unless otherwise directed, be voted to ratify the appointment of McGladrey & Pullen LLP as our independent registered public accounting firm for our fiscal year ending September 30, 2012.

McGladrey & Pullen LLP Attendance at Meeting

A representative of McGladrey & Pullen LLP will be present at the meeting and will be afforded an opportunity to make a statement if the representative so desires and will be available to respond to appropriate questions during the meeting.

Fees Billed by McGladrey & Pullen LLP

The following table presents the aggregate fees billed for professional services by McGladrey & Pullen LLP and its affiliate, RSM McGladrey, Inc. in our fiscal years ended September 30, 2011 and 2010, for these various services:

Description of Fees	Fiscal 2011 Amount	Fiscal 2010 Amount
Audit fees	$186,800	$215,500
Audit-related fees	—	17,645

Total audit and audit-related fees	186,800	233,145
Tax fees:
Tax compliance fees	70,364	67,044
Tax consultation and advice fees	19,653	21,744

Total tax fees	90,017	88,788
All other fees	—	—

Total	$276,817	$321,963

Audit Fees

Audit fees consist of fees billed by McGladrey & Pullen LLP for audit services related to review of our interim financial statements, ethanol industry Renewable Identification Number (RIN) agreed-upon procedures, audit of our fiscal year-end consolidated financial statement and separate audits of ABE Fairmont, LLC and ABE South Dakota, LLC, and for the audit of the Company’s 401(k) plan.

Audit-Related Fees

We were billed $17,645 during the year ended September 30, 2010, for review of our private placement memorandum.

Tax Compliance Fees

We were billed $70,364 and $67,044 by RSM McGladrey, Inc., for compliance services during the years ended September 30, 2011 and 2010 respectively. Compliance services consist of planning and preparation of Company tax returns and related filings.

Tax Consultation and Advice Fees

We were billed $19,653 and $21,744 by RSM McGladrey, Inc., for tax consultation and advice fees mostly related to review of state allocations, tax forecasts, restructuring effects and related issues and other tax advice matters for fiscal 2011 and 2010, respectively.

All Other Fees

We were not billed any amounts by McGladrey & Pullen LLP for other products and services during fiscal 2011 or fiscal 2010.

Pre-Approval Policies and Procedures

In accordance with Section 10(A)(i) of the Securities Exchange Act of 1934, our audit committee approves the engagement of our independent registered public accounting firm to render audit and non-audit services before those services are rendered, considering, among other things, whether the proposed engagement would impact the independence of the registered public accounting firm. All of the fees reflected above were approved by the audit committee and all of the work was performed by full-time, permanent employees of McGladrey & Pullen LLP or RSM McGladrey, Inc.

Our board of directors recommends that you vote for proposal 4 to ratify the appointment of McGladrey & Pullen LLP.

PROPOSAL 5

ADVISORY VOTE ON EXECUTIVE COMPENSATION

The recently enacted Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, or the Dodd-Frank Act, enables our members to vote to approve the compensation of our named executive officer as disclosed in this proxy statement on an advisory, non-binding basis. As described below in detail under the heading “Executive Compensation,” our compensation programs are designed to retain management, to align the interests of our management with those of our members and to reward management for outstanding business results. Please read the “Executive Compensation” section below for additional details about our executive compensation programs, including information about the fiscal year 2011 compensation of our named executive officer.

At our 2011 regular meeting of members, our members approved the non-binding advisory vote on executive compensation as presented in our 2011 Proxy Statement by a vote of 19,153,485 in favor, 218,209 votes against, with 251,149 votes abstaining.

This proposal gives you, as a member, the opportunity to endorse or not endorse the compensation of our named executive officer as described in this proxy statement by voting for or against the following resolution. While our board of directors and compensation committee intends to carefully consider the member vote resulting from the proposal, which is commonly known as a “say-on-pay” proposal, the final vote will not be binding on us and is therefore, advisory in nature.

“RESOLVED, that the members approve the compensation of the Company’s named executive officer, as disclosed in the Compensation Discussion and Analysis, the compensation tables, and the related disclosure contained in the proxy statement set forth under the caption ‘Executive Compensation’ of this proxy statement.”

Our board of directors recommends that you vote for proposal 5 to approve the compensation of our named executive officer, as disclosed in this proxy statement.

COMPANY GOVERNANCE

Board Leadership Structure

In the recognition of the time commitments and activities required to function effectively as both the Chairman and the Chief Executive Officer (the “CEO”) of a company with a relatively flat management structure, the Company separated the roles of Chairman of the board and CEO of the Company in 2008, and elected Mr. Lovegrove as its Chairman. In September 2011, the board elected Mr. Brittenham to succeed Mr. Lovegrove as Chairman. Although the separation of these roles has been appropriate during this time period, the future structure of these roles depends upon the specific circumstances and dynamics of the Company’s leadership. Separation of the two offices is not mandated by the Company’s corporate governance guidelines or Operating Agreement. The separation of roles may also permit the board to recruit senior executives into the CEO position with skills and experience that meet the board’s requirements for the position, but who may not have extensive board experience.

As non-executive Chairman of the board, Mr. Brittenham serves as the primary liaison between the CEO and the independent directors and provides strategic input and counseling to the CEO. With input from other members of the board, committee chairs and management, he develops or approves the agenda items developed by the CEO for board meetings, sets meeting schedules of the board and presides over meetings of the board and executive sessions of the independent directors. Mr. Brittenham directs the board and CEO evaluation processes.

Board’s Role in Risk Oversight

Management is responsible for identifying risk affecting the Company’s strategy and establishing risk controls. The board implements its risk oversight responsibilities by having management provide periodic briefing and informational sessions on material risks that the Company faces and how the Company is planning on reducing risks to its strategy. In some cases, risk oversight is addressed as part of the full board’s engagement with the CEO and management. In other cases, a board committee is responsible for oversight of specific risk topics. The audit committee oversees issues related to internal control over financial reporting, the risk management committee oversees risks related to commodity prices and instruments, and the compensation committee reviews the Company’s compensation policies, programs and procedures, including the incentives they create, to determine whether they present a significant risk to the Company. Based on the compensation committee’s review of the risk factors associated with our compensation programs, the compensation committee concluded that the Company’s compensation policies, programs and procedures are not reasonably likely to have a material adverse effect on the Company. Presentations and other information for the board and board committees generally identify and discuss relevant risk and risk control, and the board members assess and oversee risks as a part of their review of the related business, financial, or other activity of the Company.

Committees of Our Board of Directors

During fiscal 2011, our board of directors had four standing committees: the audit committee, compensation committee, nominating committee and risk management committee.

Audit Committee. The audit committee consists of Messrs. Brittenham (Chairman), Otte and Lovegrove. The audit committee’s function is one of oversight and, in that regard, the audit committee meets with our management and independent registered public accounting firm to review and discuss our financial reporting and our controls respecting accounting.

The board has determined each of Messrs. Brittenham, Otte and Lovegrove is independent as defined in the rules of the NASDAQ Stock Market and under SEC Rule 10A-3. In making the determination that Mr. Otte is independent using the NASDAQ Stock Market criteria, and that Mr. Brittenham is independent under SEC Rule 10A-3, the board considered the factors set below under “Director Independence.” The board has also determined that Mr. Brittenham is an audit committee financial expert as that term is defined in Item 407(d)(5) of Regulation S-K. The Company’s audit committee charter is available on our website at www.AdvancedBioEnergy.com.

Compensation Committee. The compensation committee consists of Messrs. Otte, Nelson and Henness. The compensation committee is responsible for discharging the board’s responsibilities relating to compensation of our Company’s executive officers. The compensation committee has the authority to approve and make recommendations to the board with respect to the compensation of the chief executive officer of the Company and evaluates the chief executive officer’s performance in light of his goals and objectives, as determined by the compensation committee. The compensation committee consults with the Chief Executive Officer with respect to compensation for the Company’s other executives and the chief executive officer may be present at meetings for deliberations on non-CEO executive officer compensation, but he may not vote. The compensation committee has the authority to engage consultants, and has engaged the Stanton Group in the past. The compensation committee is not presently engaging a compensation consultant. Our compensation committee charter is available on our website at www.AdvancedBioEnergy.com

Nominating Committee. The nominating committee consists of Messrs. Lovegrove, Brittenham and Rastetter. The nominating committee is responsible for identifying individuals qualified to become board members and recommending to the board of directors the director nominees to be considered for election by members and for election by the board of directors to fill any vacancy or newly created directorship. Our nominating committee charter is available on our website at www.AdvancedBioEnergy.com.

Risk Management Committee. The risk management committee consists of Messrs. Henness, Netsch, Peterson, and Rastetter from the board, and Ty Weisendanger, our VP of Trading and Commodities. The risk management committee’s function is to assist the board of directors in assessing and managing the risks associated with managing our processing margin and the purchase and sale of commodities required in connection with or produced as a result of our production of ethanol.

Board of Directors Meetings and Attendance

Our board of directors held eight meetings during fiscal 2011, acted by written consent in lieu of a meeting on two occasions, and held periodic update calls. During fiscal 2011, the audit committee held four meetings, the compensation committee held three meetings, the risk management committee held nine meetings and the nominating committee had three conference call meetings. During fiscal 2011, each serving director attended at least 87% of the aggregate of all meetings of our board of directors and of the board committees on which the director served.

Code of Ethics

We have adopted a code of ethics for the guidance of our chief executive and senior financial officers, and it is posted on our website at www.AdvancedBioEnergy.com. We intend to post on our website any amendments to, or waivers from, our code of ethics within five business days of the amendment or waiver.

Director Independence

Our securities are not listed on a national securities exchange or in an inter-dealer quotation system that have requirements that a majority of the board of directors be independent. However, we use the independence rules of the NASDAQ Stock Market to evaluate the independence of our board of directors. We have determined that five of our non-employee directors, Messrs. Brittenham, Henness, Otte, Lovegrove and Netsch are independent within the definition of independence provided by the rules of the NASDAQ Stock Market. The board made the determination that Mr. Otte was independent even though his corn sales to the Company were $637,970 in fiscal 2009 and $250,194 in fiscal 2010 because all these sales were made at the prevailing market price in an active market. Our board of directors took into account that Mr. Brittenham has voting and disposition control over more than 10% of the Company’s units, but, per SEC Rule 10A-3(e)(1)(ii)(B), ownership of 10% of an issuer’s securities does not create a presumption of affiliation and thus lack of independence and, based upon all other factors, the board made the determination that Mr. Brittenham was independent.

Director Nominee Selection Policy

Our nominating committee does not have a formal policy with regard to the consideration of any candidates nominated by members. However, our Operating Agreement allows for members to nominate directors for election and our nominating committee will consider any and all candidates submitted for consideration by any member. Our nominating committee does not have a formal policy with regard to diversity. However, it reviews the current composition of the board to determine the diversity needs of the board, including those related to skills, experience, race, national origin and gender. Any member that wishes to submit a potential candidate for consideration may do so by providing a written request for consideration, either by personal delivery or by United States mail, postage prepaid, to Advanced BioEnergy, LLC, Attention: Richard R. Peterson, 8000 Norman Center Drive, Suite 610, Bloomington, MN 55437, not less than 60 days nor more than 90 days prior to the first day of the month corresponding to the previous year’s regular meeting. Your request for consideration must be received by January 1, 2013 for our 2013 regular meeting of members. Each notice must set forth:

•	the name and address of record of the member who is making the recommendation;

•

a representation that the member is a holder of record of our units entitled to vote at the meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice;

•	the name, age, business and residence address, and principal occupation of employment of each nominee;

•

a description of all arrangements or understandings between the member and each nominee and any other person or persons (naming the person or persons) pursuant to which the nomination or nominations are to be made by the member;

•

such other information regarding each nominee proposed by the member as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission;

•	the consent of each nominee to serve as a director if so elected; and

•

a nominating petition signed and dated by the holders of at least five percent (5%) of the then-outstanding units and clearly setting forth the proposed nominee as a candidate for a director’s seat to be filled at the next election of directors.

We may require any proposed nominee to furnish other information as may reasonably be required to determine the eligibility and desirability of the proposed nominee to serve as a director. Our Operating Agreement provides that if a nomination was not made in accordance with the procedures set forth in our Operating Agreement, the defective nomination can be disregarded.

Compensation Committee Interlocks and Insider Participation

None of the members of the board who served on our compensation committee during 2011 have ever been an officer or employee of our Company. No executive officer serves, or in the past has served, as a member of the board of directors or compensation committee (or other board committee performing equivalent functions) of any other entity that has any of its executive officers serving as a member of our board of directors or compensation committee.

Attendance at Member Meetings

The directors are encouraged, but not required, to attend all meetings of our members. Four of our then-serving directors attended our 2011 regular meeting of members.

Procedures for Contacting the Board of Directors

Persons interested in communicating with the board of directors are encouraged to contact the chairman of the board, all outside directors as a group or an individual director by submitting a letter or letters to the desired recipients in sealed envelopes labeled with “chairman of the board” or the names of specified directors. This letter should be placed in a larger envelope and mailed to Advanced BioEnergy, LLC, Attention: Bridget Smale, 8000 Norman Center Drive, Suite 610, Bloomington, MN 55437. Bridget Smale will forward the sealed envelopes to the designated recipients.

Report of the Audit Committee

The role of our audit committee is one of oversight of our Company’s management and independent registered public accounting firm with regard to our Company’s financial reporting and controls regarding accounting and risk of material loss. In performing its oversight function, the audit committee relied upon advice and information received in our discussions with management and the independent registered public accounting firm.

Our Audit Committee has (i) reviewed and discussed our audited financial statements for fiscal 2011 with our Company’s management; (ii) discussed with our Company’s independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, as adopted by the Public Company Accounting Oversight Board in Rule 3200T, regarding communication with audit committees (Codification of Statements on Auditing Standards, AU sec. 380); (iii) received the written disclosures and the letter from our Company’s independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence; and (iv) discussed with our Company’s independent registered public accounting firm the independent registered public accounting firm’s independence. Based on the review and discussions with management and the independent registered public accounting firm referred to above, our committee recommended to the board of directors that the audited financial statements be included in our Company’s annual report on Form 10-K for fiscal 2011 and filed with the Securities and Exchange Commission.

THE AUDIT COMMITTEE

SCOTT A. BRITTENHAM

JOHN E. LOVEGROVE

TROY L. OTTE

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table sets forth, as of January 27, 2012 , the ownership of units by each member whom we know to own beneficially more than 5% of the outstanding units, each director and director nominee, each named officer and all executive officers and directors as a group. At the close of business on January 27, 2012, there were 24,714,180 units issued and outstanding, each of which is entitled to one vote.

Unless otherwise indicated by footnote or under the “Description of 2009 Voting Agreement” below, the listed beneficial owner has sole voting power and investment power with respect to such units, no director or executive officer has pledged as security any units shown as beneficially owned, and the mailing address for each person listed in the table is 8000 Norman Center Drive, Suite 610, Bloomington, MN 55437.

Name of Beneficial Owner or Identity of Group	Amount and Nature of Beneficial Ownership		Percentage of Outstanding Units
Non-Employee Directors:
John E. Lovegrove	63,000	(1)	*
Scott A. Brittenham	4,423,499	(2)	17.9%
Jonathan K. Henness	—		*
Joshua M. Nelson	—		*
Bryan A. Netsch	1,270,000	(3)	5.1%
Troy L. Otte	103,872		*
Bruce L. Rastetter	8,505,224	(4)	34.4%

Named Executive Officers:
Richard R. Peterson	11,400		*

Executive officers, directors and director nominees as a group (8 persons)	14,376,995		58.2%

More than 5% Owners:
South Dakota Wheat Growers Association	1,271,452		5.1%
110 6th Avenue SE
Aberdeen, SD 57402

Clean Energy Capital, LLC (f/k/a Ethanol Capital Management, LLC)	4,423,499	(2)	17.9%
5151 E. Broadway, Suite 510 Tucson, AZ 85711

Hawkeye Energy Holdings, LLC	8,505,224	(4)	34.4%
224 S. Belle Ave Ames, IA 50010

Bryan A. Netsch
1001 Cross Timbers Road, Suite 2090 Flower Mound, TX 75028	1,270,000	(3)	5.1%

*	Less than 1%
(1)	Includes units owned jointly with Mr. Lovegrove’s spouse.
(2)	Includes: 500,000 units directly owned by Tennessee Ethanol Partners, L.P. (“TEP”), of which CEC (f/k/a Ethanol Capital Management, LLC (“ECM”)) serves as the general partner and investment advisor and has voting and dispositive power. Mr. Brittenham and CEC disclaim beneficial ownership of these units, except to the extent of their pecuniary interests therein. These 500,000 units are pledged as security to the Company pursuant to that certain pledge agreement as described below under “Certain Relationships and Related Party Transactions — Arbitration Settlement and Note, Pledge and Guarantee.”

475,462 units directly owned by Ethanol Capital Partners, L.P. Series T (“ECP Series T”), of which CEC is the general partner and investment advisor to and has sole voting and dispositive power over its assets. Mr. Brittenham and CEC disclaim beneficial ownership of these units, except to the extent of their pecuniary interest therein. These units are pledged as security to the Company pursuant to that certain pledge agreement as described below under “Certain Relationships and Related Party Transactions — Arbitration Settlement and Note, Pledge and Guarantee.”

318,420 units directly owned by Ethanol Capital Partners, L.P. Series R (“ECP Series R”), of which CEC is the general partner and investment advisor to and has sole voting and dispositive power over its assets. Mr. Brittenham and CEC disclaim beneficial ownership of these units, except to the extent of their pecuniary interest therein. These units are pledged as security to the Company pursuant to that certain pledge agreement as described below under “Certain Relationships and Related Party Transactions — Arbitration Settlement and Note, Pledge and Guarantee.”

379,617 units directly owned by Ethanol Capital Partners, L.P. Series V (“ECP Series V”), of which CEC is the general partner and investment advisor and has sole voting and dispositive power over its assets. Mr. Brittenham and CEC disclaim beneficial ownership of these units, except to the extent of their pecuniary interest therein. These units are pledged as security to the Company pursuant to that certain pledge agreement as described below under “Certain Relationships and Related Party Transactions — Arbitration Settlement and Note, Pledge and Guarantee.”

2,750,000 units directly owned by EIP, of which CEC is the sole manager. The members in EIP consist of the following: Ethanol Capital Partners, L.P. Series E, Ethanol Capital Partners, L.P. Series H, Ethanol Capital Partners, L.P. Series I, Ethanol Capital Partners, L.P. Series J, Ethanol Capital Partners, L.P. Series L, Ethanol Capital Partners, L.P. Series M, Ethanol Capital Partners, L.P. Series N, Ethanol Capital Partners, L.P. Series O, Ethanol Capital Partners, L.P. Series P, Ethanol Capital Partners, L.P. Series Q and Ethanol Capital Partners, L.P. Series S (collectively, the “LLC Members”). CEC is the general partner of and investment advisor to each LLC Member and has voting and dispositive power over each LLC Member’s assets. Mr. Brittenham and CEC disclaim beneficial ownership of these units, except to the extent of their pecuniary interest therein. These units are pledged as security to the Company pursuant to that certain pledge agreement as described below under “Certain Relationships and Related Party Transactions — Arbitration Settlement and Note, Pledge and Guarantee.”

ECP Series E, H, I, J, L, M, N, O, P, Q and S own membership interests in EIP. The percentage ownership of each LLC Member in EIP is as follows: ECP Series E owns 21.50%; ECP Series H owns 8.23%; ECP Series I owns 9.06%; ECP Series J owns 3.98%; ECP Series L owns 4.18%; ECP Series M owns 2.86%; ECP Series N owns 14.11%; ECP Series O owns 9.39%; ECP Series P owns 9.38%; ECP Series Q owns 13.87%; and ECP Series S owns 3.43% (ownership percentages may not add to 100% due to rounding).

TEP, ECP Series T, ECP Series R and ECP Series V are distinct stand-alone entities which own their respective units in the Company directly and not through affiliated entities (as EIP beneficially owns its units).

EIP, Ethanol Capital Partners, LP — Series R, Ethanol Capital Partners, LP — Series T, Ethanol Capital Partners, LP — Series V, and Tennessee Ethanol Partners, LP are parties to a pledge agreement as described below under “Certain Relationships and Related Party Transactions — Arbitration Settlement and Note, Pledge and Guarantee.”

(3)	Includes 692,000 units owned by Netsch Limited Partnership, 80,000 units owned by Lucas D. Netsch, 80,000 units owned by Marcus T. Netsch, 10,000 units owned by Newell P. Netsch Family LP, 80,000 units owned by Nicolas B. Netsch, 80,000 units owned by Thomas M. Netsch, 62,000 units owned by Marcus T. Netsch Trust, 62,000 units owned by Nicolas B. Netsch Trust, 62,000 units owned by Thomas M. Netsch Trust, and 62,000 units owned by Lucas D. Netsch Trust. Mr. Netsch disclaims beneficial ownership of the units held in the trusts, and shares voting and investment power with respect to these units.

(4)	Includes 8,505,224 units owned by Hawkeye Energy of which Messrs. Nelson and Rastetter are on the board of managers. Mr. Nelson disclaims beneficial ownership of these units, except to the extent of his pecuniary interest therein.

2009 Voting Agreement

In August 2099, Hawkeye Energy, entities associated with EIP, South Dakota Wheat Growers Association and certain directors entered into a voting agreement (“2009 Voting Agreement”) in conjunction with the issuance and sale of our units in a private equity offering. The number of units owned by each party to the 2009 Voting Agreement is set forth in the table below.

The 2009 Voting Agreement requires each of the parties thereto to (i) nominate for election to the board the following persons listed below (the “Designees”), (ii) recommend to the members of the Company the Designees, and (iii) vote (or act by written consent) all units beneficially owned by that party at any meeting of our members in favor of the Designees. The Designees include:

•	two representatives designated by Hawkeye Energy — Joshua M. Nelson and Bruce L. Rastetter are currently designated by Hawkeye Energy for this purpose;

•	two representatives designated by EIP — Scott A. Brittenham and Jonathan K. Henness are currently designated by EIP for this purpose; and

•	the Chief Executive Officer of the Company (the “CEO Board Member”) — Richard R. Peterson is currently designated for this purpose.

The 2009 Voting Agreement also requires that each party thereto not take any action that would result in the removal of any of the Designees without the consent of Hawkeye Energy, EIP and the CEO Board Member. Each of the parties to the 2009 Voting Agreement granted to Hawkeye Energy and EIP an irrevocable proxy coupled with an interest to vote such party’s units in accordance with the terms of the 2009 Voting Agreement.

For purposes of Section 13(d) of the Securities Exchange Act of 1934, a total of 14,378,447 units may be deemed to be beneficially owned by virtue of the 2009 Voting Agreement, representing approximately 58.2% of our outstanding units. The number of such units held by each party to the 2009 Voting Agreement is as follows:

Name	Units Owned (#)
John E. Lovegrove	63,000
Ethanol Investment Partners, LLC	2,750,000	(1)
Tennessee Ethanol Partners, L.P.	500,000	(1)
Ethanol Capital Partners L.P., Series T	475,462	(1)
Ethanol Capital Partners L.P., Series R	318,420	(1)
Ethanol Capital Partners L.P., Series V	379,617	(1)
Troy L. Otte	103,872
Richard R. Peterson	11,400
South Dakota Wheat Growers Association	1,271,452
Hawkeye Energy Holdings, LLC	8,505,224	(2)

Total	14,378,447

(1)	Scott A. Brittenham serves as the Managing Member, President and Chief Executive Officer and Jonathan Henness serves as the Chief Financial Officer and Executive Vice President Finance and Research of CEC, which is the sole manager of EIP and the general partner of TEP and Ethanol Capital Partners, L.P. Series T, R and V.

(2)	Bruce L. Rastetter and Joshua M. Nelson are members of the board of managers of Hawkeye Energy.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

This section discusses the principal elements of compensation paid to our named executive officers and the compensation philosophy and objectives of our compensation program. Because Richard R. Peterson was our only named executive officer for the fiscal year ended September 30, 2011 and he is currently our only named executive officer, the following discussion focuses on compensation for Mr. Peterson.

Our compensation committee is responsible for discharging the board’s responsibilities relating to compensation of the Company’s executives. Our compensation committee has the authority to retain compensation consultants to assist it in evaluating compensation. In the past, our compensation committee has retained the Stanton Group to provide recommendations regarding the compensation of our executives. In particular, the Stanton Group has provided the compensation committee with certain benchmarking information and provided modeling information for short and long-term incentive plans. Our compensation committee also has the responsibility for monitoring adherence with our compensation philosophy, which is further described below, and ensuring that the total compensation paid to our executive officers is transparent, fair, reasonable and competitive. Our compensation committee has authority to delegate any of its responsibilities to subcommittees as the committee may deem appropriate.

In 2011 and 2012, decisions regarding the compensation of Mr. Peterson were made by our board upon the recommendation of our compensation committee.

Compensation Philosophy and Objectives

Our compensation philosophy embodies the following principles:

•	the compensation program should retain management to foster continuity in our operations;

•	the compensation program should align the interests of our management with those of our members; and

•	the compensation program should reward management for outstanding business results.

In structuring a compensation program that will implement these principles, we have developed the following objectives for our executive compensation program:

•	overall compensation levels must be sufficiently competitive to retain executives; and

•	a portion of total compensation should be contingent on, and variable with, achievement of personal and Company performance goals.

Compensation Elements

For 2011, the principal components of our compensation for our named executive officer included:

•	base salary;

•	incentive cash bonuses;

•	equity compensation; and

•	perquisites and other personal benefits.

We expect that the principal components of compensation for Mr. Peterson and any other named executive officer who may be hired in 2012 will be comprised of the same principal components. These components have typically been included in the employment agreements for any named executive officer, as well as in Company policies. In addition to employment agreements, we have also entered into restricted unit agreements and change of control agreements that are further described below. Mr. Peterson has an employment agreement, a change of control agreement, and a nonqualified option and unit appreciation right agreement.

Base Salary

Base salary is targeted to provide named executive officers with a fixed base amount of compensation for services rendered during the year. We believe this is consistent with competitive practices and will help ensure we retain qualified leadership in those positions in light of salary norms in our industry and the general marketplace. Traditionally, base salary for our named executive officers has been included in employment agreements and Mr. Peterson’s employment agreement includes a base salary of $285,000. In the past, the amounts of base salary contained in our employment agreements were determined for each executive based on position and responsibility by using market data obtained by the Stanton Group. Our compensation committee targeted salaries for our named executive officer at the lower end of the median range for comparable companies. While it has been difficult for the compensation committee to gather information for comparable companies on an on-going basis, the compensation committee periodically reviews base compensation in connection with execution and renegotiation of employment agreements with executives to ensure we maintain a competitive position.

Incentive Cash Bonuses

The compensation committee has used, and expects to continue to use, incentive cash bonuses to focus our management on achieving key Company financial objectives, to motivate certain desired individual behaviors and goals and to reward substantial achievement of these Company financial objectives and individual behaviors and goals.

The compensation committee believes that as a growth company, we should reward achievement of both personal performance objectives and Company financial objectives, such as gallons of ethanol produced and earnings before interest, taxes, depreciation and amortization (“EBITDA”). The employment agreements with our named executive officers have traditionally included a provision that makes the executives eligible for an annual bonus in an amount up to 37% of the executive’s base salary during a fiscal year, based upon criteria established by the board or committee of the board. In addition, certain other Company employees also participate in the Company’s corporate bonus plan. For fiscal years 2011 and 2012, the compensation committee used a formula for its corporate bonus plan based on the following three criteria: (i) EBITDA targets per gallon of ethanol sold (50%), (ii) yield (30%), and (iii) gallons of ethanol produced (20%).

The compensation committee developed the financial targets to reflect the ethanol industry’s continued capacity surplus and the narrow margins created by commodity movements.

•

In order to receive a minimum payout based on EBITDA in 2011, EBITDA had to be equal to or greater than $.12 per gallon and to receive a maximum payout, EBITDA had to be equal to or greater than $.21 per gallon. The payout based on EBITDA was calculated on a pro-rata basis for performance between the minimum and the maximum.

•

In order to receive a minimum payout based on 200 proof ethanol yield per bushel in 2011, yield had to be equal to or greater than 2.67 gallons per bushel and to receive a maximum payout, yield had to be equal to or greater than 2.74 gallons per bushel. The payout based on yield was calculated on a pro-rata basis for performance between the minimum and the maximum.

•

In order to receive a minimum payout based on ethanol production, gallons of 200 proof ethanol produced at the Company’s facilities in Nebraska and South Dakota had to be equal to or greater than 177 million gallons and to receive a maximum payout, gallons of 200 proof ethanol produced had to be equal to or greater than 198 million gallons. The targets for 200 proof ethanol production were subject to adjustments for planned production slowdowns or planned plant shutdowns due to economic reasons or any act of God causing a disruption in production (but not repairs, maintenance, warranty issues or other similar occurrences). The payout based on ethanol production was calculated on a pro-rata basis for performance between the minimum and the maximum. In 2011, Mr. Peterson received cash bonuses based on this formula in the amount detailed in the “Summary Compensation Table” below.

The compensation committee has developed the fiscal 2012 financial targets to reflect improvements in the Company’s operational performance in 2011 while still considering the ethanol industry’s continued capacity surplus and the narrow margins in the ethanol industry created by commodity movements. In 2012, Mr. Peterson, as well as certain other employees will be eligible for a cash bonus.

•

In order to receive a minimum payout based on EBITDA in 2012, EBITDA has to be equal to or greater than $.14 per gallon and to receive a maximum payout, EBITDA has to be equal to or greater than $.21 per gallon. For 2012, the compensation committee added an additional provision to the plan whereby a minimum EBITDA target of $0.12 per gallon must be met in order for a bonus to be paid on any of the other targets. The payout based on EBITDA will be calculated on a pro-rata basis for performance between the minimum and the maximum.

•

In order to receive a minimum payout based on 200 proof ethanol yield per bushel in 2012, yield has to be equal to or greater than 2.71 gallons per bushel and to receive a maximum payout, yield has to be equal to or greater than 2.77 gallons per bushel. The payout based on yield will be calculated on a pro-rata basis for performance between the minimum and the maximum.

•

In order to receive a minimum payout based on ethanol production, gallons of 200 proof ethanol produced at the Company’s facilities in Nebraska and South Dakota has to be equal to or greater than 182 million gallons and to receive a maximum payout, gallons of 200 proof ethanol produced has to be 196 million gallons. The targets for gallons produced are also subject to certain adjustments as described above. The payout based on ethanol production will be calculated on a pro-rata basis for performance between the minimum and the maximum.

•

In the event the Company exceeds the 100% payout level of the plan for any of these three targets, there is an accelerator payout of up to 125% on each of the respective criteria. For 200 proof production, the 125% accelerator payout is achieved at 199.5 million gallons, the 125% accelerator payout for 200 proof yield is achieved at 2.79 gallons per bushel, and the 125% accelerator payout on EBITDA is achieved at $0.23 per gallon. The plan provides for a pro-rated payout for results above the 100% maximum payout level up to the 125% maximum accelerator payout level.

Equity Compensation

From time to time, the board of directors, upon the recommendation of the compensation committee, has granted our named executive officers equity awards that vest over time through restricted unit agreements. Like the incentive cash bonuses described above, the compensation committee believes that these equity awards encourage our named executive officers to increase their ownership stake in the Company and focus on the long-term performance of the Company. These restricted unit awards have included put rights that provide the named executive officer the right to sell back up to 40% of the vested units to our Company at the then-current fair market value of the membership units to cover the related tax requirements of the individual officers. The compensation committee believes that these put provisions are appropriate since sale of our units is highly restricted under our Operating Agreement. On July 31, 2007, Mr. Peterson was awarded 15,000 units pursuant to a restricted unit agreement. This award vests in equal yearly installments over a period of five years.

We have also entered into a change-of-control agreement with Mr. Peterson that provides him the right to receive units of the Company upon his termination without cause after a change of control. The compensation committee believes that such an agreement is appropriate in the event of such a transaction given the need for the Company’s chief executive officer to be focused on the operations of the Company arising from a change of control if it is in the best interests of our members. Additional information about potential payouts to Mr. Peterson under this agreement is provided under the heading “Payments upon Resignation, Retirement or Other Termination” below. In addition, in fiscal 2011, we issued Mr. Peterson the option award described below under “Nonqualified Option and Unit Appreciation Right Agreement.”

Perquisites and Other Personal Benefits

We have traditionally provided named executive officers with perquisites and other personal benefits that the compensation committee believes are reasonable and consistent with our overall compensation program. We believe that these perquisites better enable us to attract and retain superior employees for key positions and are consistent with the Company’s employment agreements. The compensation committee believes that the benefits provided to Mr. Peterson, which primarily consists of the use of a Company-owned vehicle, including all costs incurred in the use of the vehicle, are consistent with market practices and necessary for him to effectively serve as the chief executive officer of the Company.

Accounting and Tax Treatment

We account for equity compensation paid to our employees under generally accepted accounting principles, which require us to estimate and record an expense over the service period of the award. Accounting rules also require us to record cash compensation as an expense at the time the obligation is earned. We structure cash bonus compensation so that it is taxable to our executives at the time it becomes available to them.

The compensation committee reviews and considers the deductibility of executive compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended, which provides that we may not deduct compensation of more than $1,000,000 that is paid to certain individuals. We currently intend that all cash compensation paid will be tax deductible.

Consideration of Results of Prior Year’s Advisory Vote on Executive Compensation

In establishing executive compensation for fiscal 2012, our compensation committee considered the result of our members’ non-binding advisory vote. At our 2011 regular meeting of members, our members approved the non-binding advisory vote on executive compensation as presented in our 2010 Proxy Statement by a vote of 19,153,485 in favor, 218,209 votes against, with 251,149 votes abstaining. Based in part on these results, the committee believe that the current compensation structure is an effective method and the Company has retained the same principal elements of base salary, incentive cash bonuses, equity compensation, and perquisites and other personal benefits.

Compensation Committee Report

The compensation committee has reviewed and discussed the foregoing Compensation Discussion and Analysis with management. Based on that review and discussion, the compensation committee recommended to the board that the Compensation Discussion and Analysis be included in this proxy statement for the 2012 regular meeting of members.

Respectfully submitted,

Compensation Committee

TROY L. OTTE

JOSHUA M. NELSON

JONATHAN K. HENNESS

Summary Compensation Table

The following table shows, for our Chief Executive Officer, President and Chief Financial Officer, referred to as our named executive officer, information concerning compensation earned for services in all capacities for the fiscal years ended September 30, 2011, September 30, 2010 and September 30, 2009:

Name and Principal Position	Year	Salary ($)	Bonus ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	All Other Compensation ($)		Total ($)
Richard R. Peterson	2011	285,000	—	—	90,840	65,361	(1)	441,201
Chief Executive Officer,	2010	275,000	—	—	75,116	17,201	(1)	367,317
President and Chief Financial Officer	2009	272,334	35,547	—	64,453	32,313	(1)	404,647

(1)	The 2011 amounts consist of $53,111 for the portion of the purchase, fuel, insurance and maintenance expense costs for personal use of a Company-owned vehicle. The Company made a decision to purchase the vehicle used by Mr. Peterson in 2011, the cost of which is included in this amount. Therefore, the Company expects this amount to be significantly lower in future periods. The 2011 amount also includes $12,250 in Company contributions to the 401(k) plan. The 2010 amounts consist of $4,951 for the portion of the lease, fuel, insurance and maintenance expense costs for personal use of a Company-owned vehicle and $12,250 in Company contributions to the 401(k) plan. The 2009 amounts consist of $20,063 for the portion of the lease, fuel, insurance and maintenance expense costs for personal use of a Company-owned vehicle and $12,250 in Company contributions to the 401(k) plan.
(2)	Amounts consist of bonuses earned under employment agreements and other discretionary bonuses separately approved by the board of directors.
(3)	No value has been assigned to the option awards in the Company’s financial statements under Topic ASC 718 because the options only vest under specific circumstances. These circumstances have been described below in the “Nonqualified Option and Unit Appreciation Right Agreement” section of this proxy statement.
(4)	Amounts consist of bonuses earned under the corporate bonus plan.

Grants of Plan-Based Awards in 2011

The following table sets forth each grant of an award made to a named executive officer during the year ended September 30, 2011.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)
Name	Grant Date	Threshold ($)(2)	Target ($)(3)	Maximum ($)(4)
Richard R. Peterson	January 19, 2011	31,635	57,998	105,450

(1)	The actual payouts received are reflected in the “non-equity incentive plan compensation” column of the Summary Compensation Table for 2011. The payments of the non-equity incentive plan compensation for 2011 were made in December 2011.
(2)	The 2011 corporate bonus plan was comprised of Company financial targets consisting of: (1) EBITDA targets per gallon of ethanol sold (50%), (2) yield (30%), and (3) gallons of ethanol produced (20%). The threshold payouts were based on the Company meeting the minimum EBITDA target of $.12 per gallon of ethanol (resulting in 25% of the possible 50% payout for EBITDA), reaching a yield of 2.67 (resulting in 25% of the possible 30% payout for yield), and producing 184.1 million gallons of ethanol (resulting in 25% of the possible 20% payout for production).

(3)	The target payouts were based on the Company meeting an EBITDA target of $.15 per gallon of ethanol (resulting in 50% of the possible 50% payout for EBITDA), reaching a yield of 2.70 (resulting in 50% of the possible 30% payout for yield), and producing 190.9 million gallons of ethanol (resulting in 75% of the possible 20% payout for production). This reflects the amount payable if specified performance targets are met.
(4)	The maximum payouts are described in the description of the bonus plan in the Compensation Discussion and Analysis above. For 2011, Mr. Peterson’s maximum payout represents 37% of his salary at 100% plan payout.

Employment Agreement with Named Executive Officer

On May 11, 2011, the Company entered into a Second Amended and Restated Employment Agreement (“2011 Employment Agreement”) with Richard Peterson, Chief Executive Officer and Chief Financial Officer. The 2011 Employment Agreement replaces the Amended and Restated Employment Agreement dated December 11, 2007, as subsequently amended (the “Prior Agreement”) between the Company and Peterson. Under the 2011 Employment Agreement, Peterson will receive (i) an annual base salary of $285,000 effective as of October 1, 2010; (ii) the right to participate in all employee benefit plans and programs of the Company; (iii) use of an automobile while employed by the Company; (iv) three weeks annually of paid vacation time off in accordance with the Company’s normal policies; (v) reimbursement for all reasonable and necessary out-of-pocket business, travel and entertainment expenses; and (vi) an annual cash performance bonus of up to 37.0% of his base salary based on achievement of certain criteria established by the Company’s compensation committee.

Mr. Peterson has agreed, as part of the employment agreement, that (i) he will not divulge our confidential information or any know-how or trade secret information conceived or originated by him during his employ; (ii) he will not take a corporate opportunity from our Company; (iii) he will not engage in competition with our Company; (iv) he will not attempt to hire an employee of our Company during his employ or during a 24-month period thereafter; (v) he will not solicit our customers or suppliers during his employ or during the 24-month period thereafter; and (vi) he will disclose to, and give all rights and ownership to, the Company in any improvements, inventions or copyrightable material he conceives during his employ and relating to our business.

If Mr. Peterson’s employment is terminated by our Company without “cause” or by Mr. Peterson for “good reason,” Mr. Peterson will receive certain severance payments and benefits, including (i) an amount equal to 52 weeks of Mr. Peterson’s weekly base salary at the time of termination of employment, paid in installments in accordance with our regular payroll practices; (ii) a payment equal to the pro rata portion of any annual cash performance bonus that would have been payable to Mr. Peterson during the fiscal year in which the termination occurs; and (iii) health, dental, disability and life insurance benefits for Mr. Peterson and his dependents for a 12-month period, to the extent that such benefits were in effect at termination, unless Mr. Peterson obtains such coverage through any other employer. In addition, if Mr. Peterson’s employment terminates for the reasons described above in connection with or within two years after a change in control, he will receive an additional 52 weeks of base salary. Mr. Peterson has agreed that the existence of the 2009 Voting Agreement or the exercise of rights thereunder does not constitute a change of control. Upon termination, Mr. Peterson shall promptly deliver to us any and all Company records and property in his possession or under his control. Additional information about Mr. Peterson’s employment agreement, including the definitions of “cause” and “good reason,” is provided under the heading “Payments upon Resignation, Retirement or Other Termination” below.

We have also entered into a change of control agreement with Mr. Peterson which provides the right to receive units of the Company upon his termination without cause after a change of control. Additional information about potential payouts to Mr. Peterson under the change in control agreement is provided under the heading “Payments upon Resignation, Retirement or Other Termination” below.

Nonqualified Option and Unit Appreciation Right Agreement

The compensation committee has also granted Mr. Peterson an option to purchase up to 150,000 units at various prices, along with a right, under certain circumstances, to exchange the option for a cash payment equal to the appreciation on the value of the units over the exercise price.

Mr. Peterson has the right to purchase up to:

50,000 units at $1.50 per unit (Tranche 1);

50,000 units at $3.00 per unit (Tranche 2); and

50,000 units at $4.50 per unit (Tranche 3).

Each Tranche will vest at a rate of 10,000 units (30,000 units total) each year if Mr. Peterson remains employed on May 11 of each year between 2012 through 2016. If Mr. Peterson dies or becomes disabled during his employment with the Company, those units that would have vested on the next May 11, would immediately vest.

If the Company experiences a change in control, all options immediately become fully vested if the Company is not the surviving entity, or become fully vested if: (i) the Company is the surviving entity and (ii) within two years after the change in control, Peterson is terminated by the Company without Cause (as defined below) or he resigns for Good Reason (defined in the 2011 Employment Agreement as a material reduction in his duties or his compensation, or a relocation of the Company’s offices greater than 50 miles).

Prior to a change in control of the Company and prior to the units becoming tradable on a national securities exchange, Mr. Peterson (or his heirs in the event of death) may only exercise the option as to any vested units during the 12-month period following his termination of employment as a result of death or disability, or during the 3-month period following termination of employment for any other reason other than Cause.

Mr. Peterson may exercise the options, to the extent vested, by giving notice to the Company and paying the aggregate exercise price for the options exercised. Mr. Peterson may turn back units necessary to pay his tax withholding obligations resulting from the exercise. All options immediately forfeit if Mr. Peterson is terminated for Cause, which includes his unlawful conduct, failure to perform his duties after notice from the board or breach of his fiduciary duties as an officer of the Company.

In the event of a change in control of the Company, Mr. Peterson may, for 30 days beginning on the date of the change in control, exercise the unit appreciation right granted to him in connection with the option and receive cash equal to the appreciation on the number of units then vested under the option in excess of the exercise price, less required tax withholding, except that the Company may substitute property received by the unit holders for cash, and may delay payment of a portion of the appreciation until such time as the unit holders are paid any deferred purchase price for their units.

In the event the units of the Company become tradable on a national securities exchange, Mr. Peterson may thereafter, at any time during his employment and for the period following his employment described above, exercise the unit appreciation right and receive a cash payment equal to the appreciation on the number of units then vested over the exercise price, less required tax withholding. Any units exercised under the unit appreciation right or the option, reduce the number of units remaining available under the option.

To the extent not exercised, the option and unit appreciation rights expire on May 10, 2021, (the tenth anniversary of the date of grant) or on the earliest of (i) the 90th day following termination of employment other than for Cause, (ii) the first anniversary of termination of employment as a result of death or disability, or (iii) 30 days following a change in control if the Company is not the surviving entity.

Outstanding Equity Awards at 2011 Fiscal Year-End

The following table sets forth certain information concerning equity awards outstanding to the named executive officer at September 30, 2011.

	Unit Awards
Name	Number of Units That have not Vested(#)		Market Value of Units That have not Vested ($)(1)
Richard R. Peterson	3,000	(2)	4,500

(1)	Amount shown is based on a unit price of $1.50, which was the estimated market value of the units at the end of fiscal 2011. These unit awards reflect grants to Mr. Peterson, of 15,000 restricted units that vest in equal installments over five years by the board of directors on July 31, 2007. These awards contain put rights that provide the right to sell back to the Company up to 40% of the vested membership units at the then-current fair market value of the membership units to cover the related tax requirements of the individual officers. In December 2008, Mr. Peterson exercised put rights for the sale of 1,200 units at $2.55 per unit. In October 2009, Mr. Peterson exercised put rights for the sale of 1,200 units at $1.50 per unit.
(2)	These 3,000 units vested on October 1, 2011, the first day of fiscal 2012.

2011 Units Vested

The following table sets forth certain information concerning units that have vested during the fiscal year ended September 30, 2011.

	Unit Awards
Name	Number of Units Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Richard R. Peterson	3,000	4,500

(1)	Amount shown is based on a unit price of $1.50, which was the estimated market value of the units at the time that the units vested.

Payments Upon Resignation, Retirement or Other Termination

The 2011 Employment Agreement with Mr. Peterson provides for severance payments in certain circumstances, as described above under the caption “Employment Agreement.” Our employees, including Mr. Peterson, may participate in a tax-qualified 401(k) retirement plan. Under that plan, an employee may contribute up to the annual federal limitation. The Company matches an employee’s contributions to the plan up to 5% of an employee’s annual compensation. The employee’s contributions and the Company’s match vest immediately.

On July 31, 2007, the board, upon the recommendation of the compensation committee, granted Mr. Peterson the right to receive units of the Company on the terms and conditions included in the form of Change in Control Agreement approved by the compensation committee. The board granted Mr. Peterson the right to receive 14,000 units if his employment with the Company or its successor is terminated by the Company or its successor without cause within the earlier of (i) the date the Company signs a definitive agreement governing the change in control, or (ii) 60 days prior to or within two years after a change in control of the Company.

If Mr. Peterson’s employment is terminated by the Company without cause or by him for good reason in connection with or after a change in control, Mr. Peterson will receive enhanced severance benefits. The restricted unit awards to Mr. Peterson will vest in full upon the occurrence of a change in control.

For purposes of these agreements, a change in control is generally defined as: (i) the acquisition by any individual, entity or group of beneficial ownership of 30% or more of our then-outstanding membership units; (ii) certain changes in the composition of our board; (iii) consummation of a reorganization, merger, consolidation or statutory exchange of our membership units; (iv) consummation of a sale or other disposition of all or a substantial portion of our assets: or (v) approval by our unit holders of a complete liquidation or dissolution of the Company. Each of these transactions is subject to certain exceptions, including circumstances under which if a change of control transaction is caused by a group, acting in concert, that includes Mr. Peterson.

For purposes of these agreements, “cause” is generally defined to include: (i) acts of dishonesty intended to result in personal gain or enrichment at the expense of the Company or its affiliates; (ii) unlawful conduct or gross misconduct that is publically detrimental to the reputation or goodwill of the Company; (iii) conviction for, or entry of a no contest or nolo contender plea to, a felony; (iv) willful and deliberate breach of fiduciary obligations; (v) persistent failure to perform material duties or to meet reasonable performance objectives; or (vi) a material breach of the applicable agreement by the individual.

For purposes of these agreements, “good reason” is generally defined to include: (i) material breach of the applicable agreement by the Company; (ii) a material reduction in the individual’s duties, responsibilities or authority; (iii) failure to pay or reduction in base salary or bonus; (iv) a material reduction in the duties, responsibilities, or authority of the person to whom the individual reports; (v) a failure by the Company to assign or a successor to assume and be bound by the applicable agreement; and (vi) requiring the individual to be based more than 50 miles from Minneapolis, Minnesota.

The following table discloses the potential payments and benefits provided upon termination of employment without cause or after a change of control for Mr. Peterson, our only named executive officer who was currently serving at the end of the last fiscal year calculated as if the termination of his employment had occurred on September 30, 2011:

		Following Change in Control
Name	Involuntary (Not for Cause) Termination Salary and Bonus ($)	Involuntary (Not for Cause) or Good Reason Termination Salary and Bonus ($)	Value of Units ($)	Benefits ($)
Richard R. Peterson(1)	$342,998	$685,995	$21,000	$13,440

(1)	Includes one year annual salary and one year target bonus of $57,998; includes two years annual salary and target bonuses plus 14,000 units issuable upon a change in control event at $1.50 per unit. Includes one year of medical, dental and life insurance premiums for Mr. Peterson and his beneficiaries. Payments and benefits provided upon a change in control or termination of employment would be based on his current annual salary and target bonus.

Director Compensation

The following table shows director compensation earned for each of our non-employee directors during the fiscal year ended September 30, 2011. The Company made these payments in December 2011.

Name	Fees Earned or Paid in Cash ($)	Unit Awards ($)	All Other Compensation ($)	Total ($)
Scott A. Brittenham	13,700	—	—	13,700
Neil S. Hwang(1)	7,300	—	—	7,300
John E. Lovegrove	11,800	—	—	11,800
Joshua M. Nelson	11,000	—	—	11,000
Troy L. Otte	12,200	—	—	12,200
Bruce L. Rastetter	11,500	—	—	11,500
Thomas Ravencroft	6,300	—	—	6,300
Bryan A. Netsch(2)	6,400	—	—	6,400
Jonathan K. Henness(3)	5,200	—	—	5,200

(1)	Mr. Hwang was elected for a third year term at the 2011 regular meeting of members and resigned as a director effective on April 20, 2011.
(2)	Mr. Netsch was elected for a three-year term at the 2011 regular meeting of members.
(3)	Mr. Henness was appointed a director on May 24, 2011.

Fiscal 2012 Director Compensation

On January 24, 2012, our Board of Directors established non-employee director compensation for 2012. On that date, the board also created a new governance/nominating committee that will replace our nominating committee. For fiscal 2012 board service, each non-employee director will be entitled to receive a $25,000 annual retainer, an additional $2,000 for serving as a member of the audit or risk management committees and an additional $1,000 for serving as a member of the compensation or governance/nominating committee. The board Chairman will receive an additional $10,000 retainer, while the Chairs of the audit and risk management committees will each receive an additional $5,000 retainer, and the Chairs of compensation and governance/nominating committees will each receive an additional $2,500 retainer. Each director is also reimbursed for his reasonable out-of-pocket expenses incurred in attending meetings of the board of directors and committees. Directors are not paid additional fees for attending board or committee meetings.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Transactions with Promoters and Related Persons

The term “related person” as defined in Item 404(a) of Regulation S-K refers to our directors, executive officers, holders of more than 5% of our outstanding membership units and the immediate family members of any of those persons.

Related Party Transaction Approval Policy

While we had no written related-party transaction policy in effect in 2011, we require that all future transactions with related persons will be no less favorable to us than those generally available from unaffiliated third parties. In addition, as described above under “Approval of Fifth Amend and Revised Operating Agreement”, Section 5.11 of our Operating Agreement would be revised to provide a more thorough mechanism for resolving any conflicts of interest that may arise in the future. All future related party transactions, other than grain purchases, will be approved by a majority of the disinterested directors using this procedure. In addition to compensatory transactions described under “Executive Compensation,” we have engaged in the following transactions with our related persons:

Purchase of Units from Executive Officers

In October 2009, R. Peterson Holdings, Inc., an affiliate of Mr. Peterson, exercised put rights for the sale of 1,200 units at $1.50 per unit. This purchase was approved by our board of directors. We purchased these membership units in order to provide Mr. Peterson, through his affiliated entity, with sufficient cash to pay taxes due upon the vesting of the illiquid membership units granted.

Investment by Hawkeye Energy Holdings, LLC, Ethanol Capital Partners, L.P. Series T, R and V and Certain Directors

On October 5, 2009, the Company completed a private offering in which it raised $7.4 million in net proceeds from the issuance of 5,164,218 units at a price of $1.50 per unit. In connection with the private offering, the Company issued 3,333,333 units to Hawkeye Energy, 462,412 units to Ethanol Capital Partners, L.P. Series T (“ECP Series T”), 270,982 units to Ethanol Capital Partners, L.P. Series R (“ECP Series R”) 35,000 units to Mr. Otte, and 20,000 units to Mr. Lovegrove. On October 22, 2009, ECP Series T purchased an additional 13,050 units and ECP Series R purchased an additional 47,438 units at a price of $1.50 per unit.

In June 2010, the Company completed a private offering in which it raised $10.4 million in net proceeds from the issuance of 6,900,000 units at a price of $1.50 per unit. In connection with the private offering, the Company issued 5,171,891 units to Hawkeye Energy, 379,617 units to Ethanol Capital Partners, L.P. Series V (“ECP Series V”), and 34,372 units to Mr. Otte.

Subscription Agreement and Side Letter

In connection with the purchase of units by Hawkeye Energy, the Company entered into a Subscription Agreement and Side Letter that required among other things, that (i) the Company appoint two nominees of Hawkeye Energy to our board of directors, (ii) our directors and certain other unitholders enter into the 2009 Voting Agreement as further described under “Security Ownership of Certain Beneficial Owners” — “Description of 2009 Voting Agreement,” (iii) the Company enter into a Registration Rights Agreement (the “Registration Rights Agreement”) with Hawkeye Energy, and (iv) ABE Fairmont, LLC (“ABE Fairmont”) and ABE South Dakota, LLC (“ABE South Dakota”) enter into Exclusive Ethanol Marketing Agreements (the “Ethanol Agreements”) and the Aberdeen plant owned by ABE South Dakota entered into an exclusive Distillers Grains Marketing Agreement with Hawkeye Gold, LLC (“Hawkeye Gold”). Prior to January 2011, Hawkeye Gold was an affiliate of Hawkeye Energy. Also pursuant to the Subscription Agreement and Side Letter, we have agreed to provide Hawkeye Energy with the right, in connection with the issuance of additional units by the Company, to purchase such number of additional units (at the same price and terms as any such issuance by the Company) sufficient to permit Hawkeye Energy to maintain its pro rata ownership interest in the Company.

Board Representation and 2009 Voting Agreement

The 2009 Voting Agreement, among other things, requires the parties to (i) nominate for election to the board two designees of Hawkeye Energy, two designees of EIP and the Chief Executive Officer of the Company, (ii) recommend to the members the election of each of the designees, (iii) vote (or act by written consent) all units (or other voting equity securities) of the Company they beneficially own, hold of record or otherwise control at any time, in person or by proxy, to elect each of the designees to the board, (iv) not take any action that would result in (and take any action necessary to prevent) the removal of any of the designees from the board or the increase in the size of the board to more than nine members without the consent of the Hawkeye Energy, EIP and Chief Executive Officer directors, and (v) not grant a proxy with respect to any units that is inconsistent with the parties’ obligations under the 2009 Voting Agreement. The Company has granted Hawkeye Energy board observation rights under the 2009 Voting Agreement. At the date hereof, the parties to the 2009 Voting Agreement hold in the aggregate approximately 58.2% of the outstanding units of the Company. Messrs. Nelson and Rastetter are designees of Hawkeye Energy and Messrs. Brittenham and Henness are designees of EIP.

Registration Rights Agreement

The Company has also executed the Registration Rights Agreement, which grants Hawkeye Energy two demand registration rights and unlimited piggyback registration rights under certain circumstances. In addition, the Registration Rights Agreement requires us to obtain Hawkeye Energy’s consent prior to agreeing to register with the Securities and Exchange Commission any units held by other members (other than members already having such rights), and to obtain Hawkeye Energy’s consent before amending the registration rights agreement with EIP or the investor rights agreement with South Dakota Wheat Growers Association in a manner adverse to Hawkeye Energy.

Marketing Agreements

The Company has entered into Ethanol Agreements with Hawkeye Gold to sell substantially all of its ethanol. Prior to Hawkeye Energy’s sale of its interest in Hawkeye Gold in January 2011, Hawkeye Gold was an affiliate of Hawkeye Energy, a 34% owner of the Company’s outstanding membership units. As part of the sales price, Hawkeye Energy will receive continuing royalty payments from Hawkeye Gold related to 2011 and 2012 revenues from legacy customers, including the Company. ABE Fairmont executed an Ethanol Agreement dated as of August 28, 2009 with Hawkeye Gold, which became effective on January 1, 2010, and was amended on September 30, 2011. ABE South Dakota executed Ethanol Agreements dated as of April 7, 2010 with Hawkeye Gold, which became effective on October 1, 2010 and were amended on September 30, 2011. The Ethanol Agreements require, among other things, (i) Hawkeye Gold must use commercially reasonable efforts to submit purchase orders for, and ABE Fairmont and ABE South Dakota must sell, substantially all of the denatured fuel grade ethanol produced by ABE Fairmont and ABE South Dakota, (ii) a purchase and sale of ethanol under the Ethanol Agreements must be in the form of either a direct fixed price purchase order, a direct index price purchase order, a terminal storage purchase order, a transportation swap or similar transaction that is mutually acceptable to the parties, (iii) ABE Fairmont or ABE South Dakota will pay any replacement or other costs incurred by Hawkeye Gold as a result of any failure to deliver by ABE Fairmont or ABE South Dakota, respectively, and (iv) with certain exceptions, ABE Fairmont and ABE South Dakota will sell substantially all of the ethanol they produce to Hawkeye Gold. The term of the Ethanol Agreement with ABE Fairmont expires on April 30, 2013, and provides for automatic renewal for successive 18 month terms unless either party provides written notice of nonrenewal at least 180 days prior to the end of any term. The terms of the Ethanol Agreements with ABE South Dakota expire on April 30, 2013, and provide for automatic renewal for successive one-year terms unless either party provides written notice of non-renewal at least 180 days prior to the end of any term.

ABE South Dakota and Hawkeye Gold executed a Distillers Grains Marketing Agreement, dated April 7, 2010, for distillers grains produced at the Aberdeen plants, which became effective on October 1, 2010. The agreement provides that ABE South Dakota agrees to sell and Hawkeye Gold agrees to purchase substantially all of the dried distillers grains, wet distillers grains (including modified wet distiller’s grains) and corn syrup produced at the Aberdeen, South Dakota plants. The initial term of the agreement is for three years and provides for automatic renewal for successive 12 month terms unless either party provides written notice of nonrenewal at least 90 days prior to the end of any term.

Sales to Hawkeye Gold during the year ended September 30, 2011 and receivable balance at September 30, 2011 were:

Net sales	$494,600,431
Receivable balance	10,777,473

Grain Purchases from South Dakota Wheat Growers Association (“SDWG”)

During fiscal 2011, ABE South Dakota purchased $185 million of corn from SDWG pursuant to a grain origination agreement. SDWG owns 5.1% of the Company outstanding units.

Grain Purchases from Directors

From October 1, 2010 to September 30, 2011, we made payments for corn for the operation of our Nebraska plant to one of our directors and entities associated with that director, as summarized in the table below:

Director	Grain Purchases($)
Troy L. Otte	42,575	(1)

(1)	Includes $39,626 in purchases from a corporation in which Mr. Otte has 50% ownership interest, and a limited liability company in which he has an indirect ownership interest.

All purchases were made at prevailing market prices. We expect that purchases will continue on market terms in the future.

Arbitration Settlement and Note, Pledge and Guarantee

As previously disclosed, pursuant to a Settlement Agreement dated as of June 30, 2011, the Company resolved all open issues related to: (i) pending arbitration brought by a former officer of the Company, against the Company, (ii) litigation brought by that officer against CEC and Scott Brittenham, a director of the Company and an officer of CEC; (iii) the payment of legal fees by the Company in satisfaction of claims for indemnification by Mr. Brittenham in these matters.

Under the terms of the Settlement Agreement and a separate Master Agreement dated as of June 30, 2011 (“Master Agreement”): (i) the Company agreed to pay $3.4 million to the former officer; (ii) the Company agreed to pay $80,000 in legal fees and costs incurred by Mr. Brittenham, CEC and the CEC Obligors (as defined below), in complete satisfaction of the Company’s indemnification obligations to Mr. Brittenham in connection with the lawsuit; and (iii) the CEC Obligors agreed to jointly and severally reimburse the Company for $450,000 of the $3.4 million and $40,000 of the legal fees incurred by CEC and Mr. Brittenham, by delivery of a $490,00 secured promissory note (“Note”).

The Master Agreement was entered into between by and among the Company, CEC, Ethanol Investment Partners, LLC, a Delaware limited liability company (“EIP”), Ethanol Capital Partners, LP – Series R, a Delaware limited partnership, Ethanol Capital Partners, LP – Series T, a Delaware limited partnership, Ethanol Capital Partners, LP – Series V, a Delaware limited partnership, and Tennessee Ethanol Partners, LP, a Delaware limited partnership (each limited partnership is referred to as a “CEC Partnership” and collectively the “CEC Partnerships”; and the CEC Partnerships and EIP are collectively referred to as the “CEC Obligors”). Each CEC Obligor entered into and delivered to the Company a pledge agreement (the “Pledge”) dated as of June 30, 2011, under which it pledged its units of membership interest in the Company to collateralize its obligations under the Note. The CEC Obligors own and pledged a total of 4,423,499 units of membership interest of the Company, (subject in the case of one CEC Obligor to a prior pledge to CEC), which is approximately 17.9% of the Company’s outstanding units of membership interests. CEC has agreed to guarantee payment of principal and interest under the Note (“Guarantee”).

On June 30, 2011, all payments required under the Settlement Agreement were made, and the Note, Pledge, and Guarantee were entered into and delivered.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act requires our directors, officers and 10% or greater unitholders to file initial reports of unit ownership and reports of changes in unit ownership with the SEC. Our directors and officers are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.

Based solely on a review of the copies of such forms furnished to us and written representations from our directors and officers, all Section 16(a) filing requirements were met for fiscal 2011.

ADDITIONAL INFORMATION

As of the date of this proxy statement, we know of no matters that will be presented for determination at the meeting other than those referred to herein. If any other matters properly come before the meeting calling for a vote of members, it is intended that the persons named in the proxies solicited by our board of directors, in accordance with their best judgment, will vote the membership units represented by these proxies.

By Order of the Board of Directors,

/s/ Scott A. Brittenham
Scott A. Brittenham Chairman of the Board

February     , 2012

APPENDIX 1

FIFTH AMENDED AND RESTATED OPERATING AGREEMENT

~~FOURTH~~FIFTH AMENDED AND RESTATED OPERATING AGREEMENT

OF

ADVANCED BIOENERGY, LLC

Effective ~~May 11, 2010~~                    , 2012

ADVANCED BIOENERGY, LLC

~~FOURTH~~FIFTH AMENDED AND RESTATED OPERATING AGREEMENT

i

ii

iii

~~FOURTH~~FIFTH AMENDED AND RESTATED OPERATING AGREEMENT

OF

ADVANCED BIOENERGY, LLC

THIS ~~FOURTH~~FIFTH AMENDED AND RESTATED OPERATING AGREEMENT (the “Agreement”) is entered into and shall be effective as of the Effective Date (as hereinafter defined), by and among Advanced BioEnergy, LLC, a Delaware limited liability company (the “Company”), each of the Persons (as hereinafter defined) who are identified as Members on the Membership Register of the Company and who have executed a counterpart of this Agreement and a Subscription Agreement, and any other Persons as may from time-to-time be subsequently admitted as a Member of the Company in accordance with the terms of this Agreement. Capitalized terms not otherwise defined herein shall have the meaning set forth in Section 1.10.

WHEREAS, the Company’s organizers caused to be filed with the State of Delaware, a Certificate of Formation dated January 4, 2005, pursuant to the Delaware Limited Liability Company Act (the “Act”); and

WHEREAS, the Company’s organizers adopted an Amended and Restated Operating Agreement of the Company dated June 30, 2005; and

WHEREAS, the Members further amended and restated the aforementioned Amended and Restated Operating Agreement on ~~June 30, 2005 and~~ February 1, ~~2006 and amended the Third Amended and Restated Operating Agreement~~2006, on September 18, ~~2009~~2009, and on May 11, 2010, in order to revise and set forth their respective rights, duties, and responsibilities with respect to the Company and its business and affairs; and

WHEREAS, the Members voted on ~~May 11, 2010~~                    , 2012 at its Regular Meeting of Members to amend and restate the Agreement as set forth herein.

NOW, THEREFORE, in consideration of the covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1. THE COMPANY

1.1 Formation. The initial Members formed the Company as a Delaware limited liability company by filing a Certificate of Formation with the Delaware Secretary of State, Division of Corporations on January 4, 2005, pursuant to the provisions of the Act. To the extent that the rights or obligations of any Member are different by reason of any provision of this Agreement than they would be in the absence of such provision, this Agreement shall, to the extent permitted by the Act, control.

1.2 Name. The name of the Company shall be “Advanced BioEnergy, LLC” and all business of the Company shall be conducted in such name.

1.3 Purpose; Powers. The nature of the business and purposes of the Company are: (i) to own, construct, operate, lease, finance, contract with, and/or invest in ethanol production and co-product production facilities as permitted under the applicable laws of the State of Delaware; (ii) to engage in the processing of corn, grains and other feedstock into ethanol and any and all related co-products, and the marketing of all products and co-products from such processing; and (iii) to engage in any other business and investment activity in which a Delaware limited liability company may lawfully be engaged, as determined by the Directors. The Company has the power to do any and all acts necessary, appropriate, proper, advisable, incidental or convenient to or in furtherance of the purpose of the Company as set forth in this Section 1.3 and has, without limitation, any and all powers that may be exercised on behalf of the Company by the Directors pursuant to Section 5 hereof.

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1.4 Principal Place of Business. The Company shall continuously maintain a principal place of business as determined by the Directors.

1.5 Term. The term of the Company commenced on the date the Certificate of Formation (the “Certificate”) of the Company was filed with the Delaware Secretary of State, Division of Corporations, and shall continue until the winding up and liquidation of the Company and its business is completed following a Dissolution Event as provided in Section 10 hereof.

1.6 Registered Agent. The Company shall continuously maintain a registered office and a registered agent for service of process in the State of Delaware as determined by the Directors.

1.7 Title to Property. All Property owned by the Company shall be owned by the Company as an entity and no Member shall have any ownership interest in such Property (as hereinafter defined) in his/her/its individual name. Each Member’s interest in the Company shall be personal property for all purposes. At all times, the Company shall hold title to all of its Property in the name of the Company and not in the name of any Member.

1.8 Payment of Individual Obligations. The Company’s credit and assets shall be used solely for the benefit of the Company, and no asset of the Company shall be Transferred or encumbered for, or in payment of, any individual obligation of any Member.

1.9 Independent Activities; Transactions With Affiliates. The Directors shall be required to devote such time to the affairs of the Company as may be necessary to manage and operate the Company, and shall be free to serve any other Person or enterprise in any capacity that the Director may deem appropriate in his or her discretion. Neither this Agreement nor any activity undertaken pursuant hereto shall (i) prevent any Member or Director or its Affiliates, acting on its own behalf, from engaging in whatever activities it chooses, whether the same are competitive with the Company or otherwise, and any such activities may be undertaken without having or incurring any obligation to offer any interest in such activities to the Company or any Member; or (ii) require any Member or Director to permit the Company or Director or Member or its Affiliates to participate in any such activities, and as a material part of the consideration for the execution of this Agreement by each Member, each Member hereby waives, relinquishes, and renounces any such right or claim of participation. To the extent permitted by applicable law and subject to the provisions of this Agreement, the Directors are hereby authorized to cause the Company to purchase Property from, sell Property to or otherwise deal with any Member (including any Member who is also a Director), acting on its own behalf, or any Affiliate of any Member; provided that any such purchase, sale or other transaction shall be made on terms and conditions which are no less favorable to the Company than if the sale, purchase or other transaction had been made with an independent third party.

1.10	Definitions. Capitalized words and phrases used in this Agreement have the following meanings:

(a) “Act” means the Delaware Limited Liability Company Act, as amended from time to time (or any corresponding provision or provisions of any succeeding law).

(b) “Adjusted Capital Account Deficit” means, with respect to any Unit Holder, the deficit balance, if any, in such Unit Holder’s Capital Account as of the end of the relevant Fiscal Year, after giving effect to the following adjustments: (i) Credit to such Capital Account any amounts which such Unit Holder is deemed to be obligated to restore pursuant to the next to the last sentences in Sections 1.704-2(g)(1) and 1.704-2(i)(5) of the Regulations; and (ii) Debit to such Capital Account the items described in Sections 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5) and 1.704-1(b)(2)(ii)(d)(6) of the Regulations. The foregoing definition is intended to comply with the provisions of Section 1.704-1(b)(2)(ii)(d) of the Regulations and shall be interpreted consistently therewith.

(c) “Advancement Request” has the meaning set forth in Section 5.24(b) hereof.

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(d) “Affiliate” means, with respect to any Person: (i) any Person directly or indirectly controlling, controlled by or under common control with such Person; (ii) any officer, director, general partner, member or trustee of such Person; or (iii) any Person who is an officer, director, general partner, member or trustee of any Person described in clauses (i) or (ii) of this sentence. For purposes of this definition, the terms “controlling,” “controlled by” or “under common control with” shall mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person or entity, whether through the ownership of voting securities, by contract or otherwise, or the power to elect at least 50% of the directors, members, or persons exercising similar authority with respect to such Person or entities.

(~~d~~e) “Agreement” means this Fourth Amended and Restated Operating Agreement of Advanced BioEnergy, LLC, as amended from time to time.

(~~e~~f) “Assignee” means a transferee of Units who is not admitted as a substituted member pursuant to Section 9.8.

(~~f~~g) “Board” means the Board of Directors of the Company.

(h) “Capital Account” means the separate capital account maintained for each Unit Holder in accordance with Section 2.3.

(~~g~~i) “Capital Contributions” means, with respect to any Member, the amount of money (US Dollars) and the initial Gross Asset Value of any assets or property (other than money) contributed by the Member (or such Member’s predecessor in interest) to the Company (net of liabilities secured by such contributed property that the Company is considered to assume or take subject to under Code Section 752) with respect to the Units in the Company held or purchased by such Member, including additional Capital Contributions.

(~~h~~j) “Certificate” means the Certificate of Formation of the Company filed with the Delaware Secretary of State, Division of Corporations.

(~~i~~k) “Chairman” means Chairman of the Board of the Company.

(l) “Code” means the United States Internal Revenue Code of 1986, as amended from time to time.

(~~j~~m) “Company” means Advanced BioEnergy, LLC, a Delaware limited liability company.

(~~k~~n) “Company Minimum Gain” has the meaning given the term “partnership minimum gain” in Sections 1.704-2(b)(2) and 1.704-2(d) of the Regulations.

(~~l~~o) “Debt” means (i) any indebtedness for borrowed money or the deferred purchase price of property as evidenced by a note, bonds, or other instruments; (ii) obligations as lessee under capital leases; (iii) obligations secured by any mortgage, pledge, security interest, encumbrance, lien or charge of any kind existing on any asset owned or held by the Company whether or not the Company has assumed or become liable for the obligations secured thereby; (iv) any obligation under any interest rate swap agreement; (v) accounts payable; and (vi) obligations under direct or indirect guarantees of (including obligations (contingent or otherwise) to assure a creditor against loss in respect of) indebtedness or obligations of the kinds referred to in clauses (i), (ii), (iii), (iv) and (v), above provided that Debt shall not include obligations in respect of any accounts payable that are incurred in the ordinary course of the Company’s business and are not delinquent or are being contested in good faith by appropriate proceedings.

(~~m~~p) “Depreciation” means, for each Fiscal Year, an amount equal to the depreciation, amortization, or other cost recovery deduction allowable with respect to an asset for such Fiscal Year, except that if the Gross Asset Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of such Fiscal Year, Depreciation shall be an amount which bears the same ratio to such beginning Gross Asset Value as

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the federal income tax depreciation, amortization, or other cost recovery deduction for such Fiscal Year bears to such beginning adjusted tax basis; provided, however, that if the adjusted basis for federal income tax purposes of an asset at the beginning of such Fiscal Year is zero, Depreciation shall be determined with reference to such beginning Gross Asset Value using any reasonable method selected by the Directors.

(~~n~~q) “Director” means any Person who (i) is referred to as such in Section 5.1 of this Agreement or has become a Director pursuant to the terms of this Agreement, and (ii) has not ceased to be a Director pursuant to the terms of this Agreement. “Directors” mean all such Persons. For purposes of the Act, the Directors shall be deemed to be the “managers” (as such term is defined and used in the Act) of the Company.

(~~o~~r) “Dissolution Event” shall have the meaning set forth in Section 10.1 hereof.

(~~p~~s) “Effective Date” means May 11, 2010.

(~~q~~t) Unless otherwise determined by the Directors, “Fiscal Year” means (i) any twelve-month period commencing on October 1 and ending on September 30 and (ii) the period commencing on the immediately preceding October 1 and ending on the date on which all Property is distributed to the Unit Holders pursuant to Section 10 hereof, or, if the context requires, any portion of a Fiscal Year for which an allocation of Profits or Losses or a distribution is to be made.

(~~r~~u) “GAAP” means generally accepted accounting principles in effect in the United States of America from time to time.

(~~t~~v) “Governance Committee” means either the committee of the Board charged with overseeing the governance of the Company, or the Board if no such committee exists.

(w) “Gross Asset Value” means with respect to any asset, the asset’s adjusted basis for federal income tax purposes, except as follows: (i) the initial Gross Asset Value of any asset contributed by a Member to the Company shall be the gross fair market value of such asset, as determined by the Directors; (ii) the Gross Asset Values of all Company assets shall be adjusted to equal their respective gross fair market values (taking Code Section 7701(g) into account), as determined by the Directors as of the following times: (A) the acquisition of an additional interest in the Company by any new or existing Member in exchange for more than a de minimis Capital Contribution; (B) the distribution by the Company to a Member of more than a de minimis amount of Company property as consideration for an interest in the Company; ~~and~~ (C) the liquidation of the Company within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g) and (D) in connection with the grant of an interest in the Company (other than a de minimis interest) as consideration for the provision of services to or for the benefit of the Company, provided that an adjustment described in clauses (A) ~~and~~, (B) and (D) of this paragraph shall be made only if the Directors reasonably determine that such adjustment is necessary to reflect the relative economic interests of the Members in the Company; (iii) the Gross Asset Value of any item of Company assets distributed to any Member shall be adjusted to equal the gross fair market value (taking Code Section 7701(g) into account) of such asset on the date of distribution as determined by the Directors; and (iv) the Gross Asset Values of Company assets shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such assets pursuant to Code Section 734(b) or Code Section 743(b), but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Regulations Section 1.704-1(b)(2)(iv)(m) and subparagraph (vi) of the definition of “Profits” and “Losses” or Section 3.3(c) hereof; provided, however, that Gross Asset Values shall not be adjusted pursuant to this subparagraph (iv) to the extent that an adjustment pursuant to subparagraph (ii) is required in connection with a transaction that would otherwise result in an adjustment pursuant to this subparagraph (iv). If the Gross Asset Value of an asset has been determined or adjusted pursuant to subparagraph (ii) or (iv), such Gross Asset Value shall thereafter be adjusted by the Depreciation taken into account with respect to such asset, for purposes of computing Profits and Losses.

(~~u~~x) “Indemnitee” has the meaning set forth in Section 5.24(a) hereof.

(y) “Issuance Items” has the meaning set forth in Section 3.3(h) hereof.

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(~~v~~z) “Liquidation Period” has the meaning set forth in Section 10.6 hereof.

(~~w~~aa) “Liquidator” has the meaning set forth in Section 10.8 hereof.

(~~x~~bb) “Losses” has the meaning set forth in the definition of “Profits” and “Losses.”

(~~y~~cc) “Member” means any Person (i) whose name is set forth on the Membership Register of the Company and (ii) who is the owner of record of one or more Units.

(~~z~~dd) “Members” means all such Members.

(~~aa~~ee) “Membership Economic Interest” means collectively, a Member’s share of “Profits” and “Losses,” the right to receive distributions of the Company’s assets, and the right to information concerning the business and affairs of the Company provided by the Act. The Membership Economic Interest of a Member is quantified by the unit of measurement referred to herein as “Units.”

(~~bb~~ff) “Membership Interest” means collectively, the Membership Economic Interest and Membership Voting Interest.

(~~cc~~gg) “Membership Register” means the membership register maintained by the Company at its principal office or by a duly appointed agent of the Company setting forth the name, address and the number of Units, of each Member of the Company, which shall be modified from time to time as additional Units are issued and as Units are transferred pursuant to this Agreement.

(~~dd~~hh) “Membership Voting Interest” means collectively, a Member’s right to vote as set forth in this Agreement or required by the Act. The Membership Voting Interest of a Member shall mean as to any matter to which the Member is entitled to vote hereunder or as may be required under the Act, the right to one (1) vote for each Unit registered in the name of such Member as shown in the Membership Register.

(~~ee~~ii) “Net Cash Flow” means the gross cash proceeds of the Company less the portion thereof used to pay or establish reserves for all Company expenses, debt payments, capital improvements, replacements, and contingencies, all as reasonably determined by the Directors. “Net Cash Flow” shall not be reduced by Depreciation, amortization, cost recovery deductions, or similar allowances, but shall be increased by any reductions of reserves previously established.

(~~ff~~jj) “Nonrecourse Deductions” has the meaning set forth in Section 1.704-2(b)(1) of the Regulations.

(~~gg~~kk) “Nonrecourse Liability” has the meaning set forth in Section 1.704-2(b)(3) of the Regulations.

(~~hh~~ll) “Officer” or “Officers” has the meaning set forth in Section 5.19 hereof.

(~~ii~~mm) “Permitted Transfer” has the meaning set forth in Section 9.2 hereof.

(~~jj~~nn) “Person” means any individual, partnership (whether general or limited), joint venture, limited liability company, corporation, trust, estate, association, nominee or other entity.

(~~kk~~oo) “Proceeding” has the meaning set forth in Section 5.24(a) hereof.

(pp) “Profits” and “Losses” mean, for each Fiscal Year, an amount equal to the Company’s taxable income or loss for such Fiscal Year, determined in accordance with Code Section 703(a) (for this purpose, all items of income, gain, loss, or deduction required to be stated separately pursuant to Code Section 703(a)(1) shall be included in taxable income or loss), with the following adjustments (without duplication): (i) any income of the Company that is exempt from federal income tax and not otherwise taken into account in computing Profits or Losses pursuant to this definition of “Profits” and “Losses” shall be added to such taxable income or loss; (ii) any

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expenditures of the Company described in Code Section 705(a)(2)(b) or treated as Code Section 705(a)(2)(b) expenditures pursuant to Regulations Section 1.704-1(b)(2)(iv)(i), and not otherwise taken into account in computing Profits or Losses pursuant to this definition of “Profits” and “Losses” shall be subtracted from such taxable income or loss; (iii) in the event the Gross Asset Value of any Company asset is adjusted pursuant to subparagraphs (ii) or (iii) of the definition of Gross Asset Value, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the Gross Asset Value of the asset) or an item of loss (if the adjustment decreases the Gross Asset Value of the asset) from the disposition of such asset and shall be taken into account for purposes of computing Profits or Losses; (iv) gain or loss resulting from any disposition of Property with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Gross Asset Value of the Property disposed of, notwithstanding that the adjusted tax basis of such Property differs from its Gross Asset Value; (v) in lieu of the depreciation, amortization, and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for such Fiscal Year, computed in accordance with the definition of Depreciation; (vi) to the extent an adjustment to the adjusted tax basis of any Company asset pursuant to Code Section 734(b) is required, pursuant to Regulations Section 1.704-(b)(2)(iv)(m)(4), to be taken into account in determining Capital Accounts as a result of a distribution other than in liquidation of a Unit Holder’s interest in the Company, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) from the disposition of such asset and shall be taken into account for purposes of computing Profits or Losses; and (vii) notwithstanding any other provision of this definition, any items which are specially allocated pursuant to Section 3.3 and Section 3.4 hereof shall not be taken into account in computing Profits or Losses. The amounts of the items of Company income, gain, loss or deduction available to be specially allocated pursuant to Sections 3.3 and Section 3.4 hereof shall be determined by applying rules analogous to those set forth in subparagraphs (i) through (vi) above.

(~~ll~~qq) “Property” means all real and personal property acquired by the Company, including cash, and any improvements thereto, and shall include both tangible and intangible property.

(~~mm~~rr) “Regulations” means the Income Tax Regulations, including Temporary Regulations, promulgated under the Code, as such regulations are amended from time to time.

(~~nn~~ss) “Regulatory Allocations” has the meaning set forth in Section 3.4 hereof.

(~~oo~~tt) “Related Party” means the adopted or birth relatives of any Person and such Person’s spouse (whether by marriage or common law), if any, including without limitation great-grandparents, grandparents, parents, children (including stepchildren and adopted children), grandchildren, and great-grandchildren thereof, and such Person’s (and such Person’s spouse’s) brothers, sisters, and cousins and their respective lineal ancestors and descendants, and any other ancestors and/or descendants, and any spouse of any of the foregoing, each trust created for the exclusive benefit of one or more of the foregoing, and the successors, assigns, heirs, executors, personal representatives and estates of any of the foregoing.

(~~pp~~uu) “Securities Act” means the Securities Act of 1933, as amended.

(~~qq~~vv) “Special Approval” means, with respect to any transaction, activity, arrangement or circumstance, that (i) it has been specifically approved by a majority of the members of the Governance Committee acting in good faith, or (ii) it complies, as determined by the Governance Committee, with any rules or guidelines established by the Governance Committee with respect to categories of transactions, activities, arrangements or circumstances that are deemed approved by the Governance Committee.

(ww) “Tax Matters Member” has the meaning set forth in Section 7.4 hereof.

(~~rr~~xx) “Transfer” means, as a noun, any voluntary or involuntary transfer, sale, pledge or hypothecation or other disposition and, as a verb, voluntarily or involuntarily to transfer, give, sell, exchange, assign, pledge, bequest or hypothecate or otherwise dispose of.

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(~~ss~~yy) “Units” or “Unit” means an ownership interest in the Company representing a Capital Contribution made as provided in Section 2 in consideration of the Units, including any and all benefits to which the holder of such Units may be entitled as provided in this Agreement, together with all obligations of such Person to comply with the terms and provisions of this Agreement.

(~~tt~~zz) “Unit Holders” means all Unit Holders.

(~~uu~~aaa) “Unit Holder” means an owner of record of one or more Units.

(~~vv~~bbb) “Unit Holder Nonrecourse Debt” has the same meaning as the term “partner nonrecourse debt” in Section 1.704-2(b)(4) of the Regulations.

(~~ww~~ccc) “Unit Holder Nonrecourse Debt Minimum Gain” means an amount, with respect to each Unit Holder Nonrecourse Debt, equal to the Company Minimum Gain that would result if such Unit Holder Nonrecourse Debt were treated as a Nonrecourse Liability, determined in accordance with Section 1.704-2(i)(3) of the Regulations.

(~~xx~~ddd) “Unit Holder Nonrecourse Deductions” has the same meaning as the term “partner nonrecourse deductions” in Sections 1.704-2(i)(1) and 1.704-2(i)(2) of the Regulations.

SECTION 2. CAPITAL CONTRIBUTIONS; CAPITAL ACCOUNTS

2.1 Membership Register. The name, address, and initial Units quantifying the Membership Interest of each Member are set out in the Membership Register.

2.2 Additional Capital Contributions; Additional Units. No Unit Holder shall be obligated to make any additional Capital Contributions to the Company or to pay any assessment to the Company, other than any unpaid amounts on such Unit Holder’s original Capital Contributions, and no Units shall be subject to any calls, requests or demands for capital. Additional Membership Economic Interests quantified by additional Units may be issued in consideration of Capital Contributions as agreed to between the Directors and the Person acquiring the Membership Economic Interest quantified by the additional Units. Each Person to whom additional Units are issued shall be admitted as a Member in accordance with this Agreement. Upon receipt of such Capital Contributions, the Directors shall cause the Membership Register to be appropriately amended.

2.3 Capital Accounts. A Capital Account shall be maintained for each Unit Holder in accordance with the following provisions:

(a) To each Unit Holder’s Capital Account there shall be credited (i) such Unit Holder’s Capital Contributions; (ii) such Unit Holder’s distributive share of Profits and any items in the nature of income or gain which are specially allocated pursuant to Section 3.3 and Section 3.4; and (iii) the amount of any Company liabilities assumed by such Unit Holder or which are secured by any Property distributed to such Unit Holder;

(b) To each Unit Holder’s Capital Account there shall be debited (i) the amount of money and the Gross Asset Value of any Property distributed to such Unit Holder pursuant to any provision of this Agreement; (ii) such Unit Holder’s distributive share of Losses and any items in the nature of expenses or losses which are specially allocated pursuant to Section 3.3 and Section 3.4 hereof; and (iii) the amount of any liabilities of such Unit Holder assumed by the Company or which are secured by any Property contributed by such Unit Holder to the Company;

(c) In the event Units are Transferred in accordance with the terms of this Agreement, the transferee shall succeed to the Capital Account of the transferor to the extent it relates to the Transferred Units; and

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(d) In determining the amount of any liability for purposes of subparagraphs (a) and (b) above there shall be taken into account Code Section 752(c) and any other applicable provisions of the Code and Regulations.

The foregoing provisions and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Regulations Section 1.704-1(b), and shall be interpreted and applied in a manner consistent with such Regulations. In the event the Directors shall determine that it is prudent to modify the manner in which the Capital Accounts, or any debits or credits thereto (including, without limitation, debits or credits relating to liabilities which are secured by contributed or distributed property or which are assumed by the Company or any Unit Holders), are computed in order to comply with such Regulations, the Directors may make such modification, provided that it is not likely to have a material effect on the amounts distributed to any Person pursuant to Section 10 hereof upon the dissolution of the Company. The Directors also shall (i) make any adjustments that are necessary or appropriate to maintain equality between the Capital Accounts of the Unit Holders and the amount of capital reflected on the Company’s balance sheet, as computed for book purposes, in accordance with Regulations Section 1.704-1(b)(2)(iv)(q), and (ii) make any appropriate modifications in the event unanticipated events might otherwise cause this Agreement not to comply with Regulations Section 1.704-1(b).

SECTION 3. ALLOCATIONS

3.1 Profits. After giving effect to the special allocations in Section 3.3 and Section 3.4 hereof, Profits for any Fiscal Year shall be allocated among the Unit Holders in proportion to Units held.

3.2 Losses. After giving effect to the special allocations in Section  3.3 and 3.4 hereof, Losses for any Fiscal Year shall be allocated among the Unit Holders in proportion to Units held.

3.3 Special Allocations. The following special allocations shall be made in the following order:

(a) Minimum Gain Chargeback. Except as otherwise provided in Section 1.704-2(f) of the Regulations, notwithstanding any other provision of this Section 3, if there is a net decrease in Company Minimum Gain during any Fiscal Year, each Unit Holder shall be specially allocated items of Company income and gain for such Fiscal Year (and, if necessary, subsequent Fiscal Years) in an amount equal to such Unit Holder’s share of the net decrease in Company Minimum Gain, determined in accordance with Regulations Section 1.704-2(g). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Unit Holder pursuant thereto. The items to be so allocated shall be determined in accordance with Sections 1.704-2(f)(6) and 1.704-2(j)(2) of the Regulations. This Section 3.3(a) is intended to comply with the minimum gain chargeback requirement in Section 1.704-2(f) of the Regulations and shall be interpreted consistently therewith.

(b) Unit Holder Minimum Gain Chargeback. Except as otherwise provided in Section 1.704-2(i)(4) of the Regulations, notwithstanding any other provision of this Section 3, if there is a net decrease in Unit Holder Nonrecourse Debt Minimum Gain attributable to a Unit Holder Nonrecourse Debt during any Fiscal Year, each Unit Holder who has a share of the Unit Holder Nonrecourse Debt Minimum Gain attributable to such Unit Holder Nonrecourse Debt, determined in accordance with Section 1.704-2(i)(5) of the Regulations, shall be specially allocated items of Company income and gain for such Fiscal Year (and, if necessary, subsequent Fiscal Years) in an amount equal to such Unit Holder’s share of the net decrease in Unit Holder Nonrecourse Debt Minimum Gain, determined in accordance with Regulations Section 1.704-2(i)(4). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Unit Holder pursuant thereto. The items to be so allocated shall be determined in accordance with Sections 1.704-2(i)(4) and 1.704-2(j)(2) of the Regulations. This Section 3.3(b) is intended to comply with the minimum gain chargeback requirement in Section 1.704-2(i)(4) of the Regulations and shall be interpreted consistently therewith.

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(c) Qualified Income Offset. In the event any Member unexpectedly receives any adjustments, allocations, or distributions described in Sections 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5), or 1.704-1(b)(2)(ii)(d)(6) of the Regulations, items of Company income and gain shall be specially allocated to such Member in an amount and manner sufficient to eliminate, to the extent required by the Regulations, the Adjusted Capital Account Deficit as soon as practicable, provided that an allocation pursuant to this Section 3.3(c) shall be made only if and to the extent that the Member would have an Adjusted Capital Account Deficit after all other allocations provided for in this Section 3 have been tentatively made as if this Section 3.3(c) were not in this Agreement.

(d) Gross Income Allocation. In the event any Member has a deficit Capital Account at the end of any Fiscal Year which is in excess of the sum of (i) the amount such Member is obligated to restore pursuant to any provision of this Agreement; and (ii) the amount such Member is deemed to be obligated to restore pursuant to the penultimate sentences of Sections 1.704-2(g)(1) and 1.704-2(i)(5) of the Regulations, each such Member shall be specially allocated items of Company income and gain in the amount of such excess as quickly as possible, provided that an allocation pursuant to this Section 3.3(d) shall be made only if and to the extent that such Member would have a deficit Capital Account in excess of such sum after all other allocations provided for in this Section 3 have been made as if Section 3.3(c) and this Section 3.3(d) were not in this Agreement.

(e) Nonrecourse Deductions. Nonrecourse Deductions for any Fiscal Year or other period shall be specially allocated among the Members in proportion to Units held.

(f) Unit Holder Nonrecourse Deductions. Any Unit Holder Nonrecourse Deductions for any Fiscal Year shall be specially allocated to the Unit Holder who bears the economic risk of loss with respect to the Unit Holder Nonrecourse Debt to which such Unit Holder Nonrecourse Deductions are attributable in accordance with Regulations Section 1.704-2(i)(1).

(g) Section 754 Adjustments. To the extent an adjustment to the adjusted tax basis of any Company asset, pursuant to Code Section 734(b) or Code Section 743(b) is required, pursuant to Regulations Section 1.704-1(b)(2)(iv)(m)(2) or 1.704-1(b)(2)(iv)(m)(4), to be taken into account in determining Capital Accounts as the result of a distribution to a Unit Holder in complete liquidation of such Unit Holder’s interest in the Company, the amount of such adjustment to Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) and such gain or loss shall be specially allocated to the Unit Holders in accordance with their interests in the Company in the event Regulations Section 1.704-1(b)(2)(iv)(m)(2) applies, or to the Unit Holder to whom such distribution was made in the event Regulations Section 1.704-1(b)(2)(iv)(m)(4) applies.

(h) Allocations Relating to Taxable Issuance of Company Units. Any income, gain, loss or deduction realized as a direct or indirect result of the issuance of Units by the Company to a Unit Holder (the “Issuance Items”) shall be allocated among the Unit Holders so that, to the extent possible, the net amount of such Issuance Items, together with all other allocations under this Agreement to each Unit Holder shall be equal to the net amount that would have been allocated to each such Unit Holder if the Issuance Items had not been realized.

3.4 Curative Allocations. The allocations set forth in Sections 3.3(a), 3.3(b), 3.3(c), 3.3(d), 3.3(e), 3.3(f), 3.3(g) and 3.5 (the “Regulatory Allocations”) are intended to comply with certain requirements of the Regulations. It is the intent of the Members that, to the extent possible, all Regulatory Allocations shall be offset either with other Regulatory Allocations or with special allocations of other items of Company income, gain, loss or deduction pursuant to this Section 3.4. Therefore, notwithstanding any other provision of this Section 3 (other than the Regulatory Allocations), the Directors shall make such offsetting special allocations of Company income, gain, loss or deduction in whatever manner they determine appropriate so that, after such offsetting allocations are made, each Member’s Capital Account balance is, to the extent possible, equal to the Capital Account balance such Member would have had if the Regulatory Allocations were not part of the Agreement and all Company items were allocated pursuant to Sections 3.1, 3.2, and 3.3(h).

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3.5 Loss Limitation. Losses allocated pursuant to Section 3.2 hereof shall not exceed the maximum amount of Losses that can be allocated without causing any Unit Holder to have an Adjusted Capital Account Deficit at the end of any Fiscal Year. In the event some but not all of the Unit Holders would have Adjusted Capital Account Deficits as a consequence of an allocation of Losses pursuant to Section 3.2 hereof, the limitation set forth in this Section 3.5 shall be applied on a Unit Holder by Unit Holder basis and Losses not allocable to any Unit Holder as a result of such limitation shall be allocated to the other Unit Holders in accordance with the positive balances in such Unit Holder’s Capital Accounts so as to allocate the maximum permissible Losses to each Unit Holder under Section 1.704-1(b)(2)(ii)(d) of the Regulations.

3.6 Other Allocation Rules.

(a) For purposes of determining the Profits, Losses, or any other items allocable to any period, Profits, Losses, and any such other items shall be determined on a daily, monthly, or other basis, as determined by the Directors using any permissible method under Code Section 706 and the Regulations thereunder.

(b) The Unit Holders are aware of the income tax consequences of the allocations made by this Section 3 and hereby agree to be bound by the provisions of this Section 3 in reporting their shares of Company income and loss for income tax purposes.

(c) Solely for purposes of determining a Unit Holder’s proportionate share of the “excess nonrecourse liabilities” of the Company within the meaning of Regulations Section 1.752-3(a)(3), the Unit Holders’ aggregate interests in Company profits shall be deemed to be as provided in the capital accounts. To the extent permitted by Section 1.704-2(h)(3) of the Regulations, the Directors shall endeavor to treat distributions of Net Cash Flow as having been made from the proceeds of a Nonrecourse Liability or a Unit Holder Nonrecourse Debt only to the extent that such distributions would cause or increase an Adjusted Capital Account Deficit for any Unit Holder.

~~(d) Allocations of Profits and Losses to the Unit Holders shall be allocated among them in the ratio which each Unit Holder’s Units bears to the total number of Units issued and outstanding.~~

3.7 Tax Allocations: Code Section 704(c). Except as otherwise provided in this Section 3.7, each item of income, gain, loss and deduction of the Company for federal income tax purposes shall be allocated among the Members in the same manner as such items are allocated for book purposes under this Article III. In accordance with Code Section 704(c) and the Regulations thereunder, income, gain, loss, and deduction with respect to any Property contributed to the capital of the Company shall, solely for tax purposes, be allocated among the Unit Holders so as to take account of any variation between the adjusted basis of such Property to the Company for federal income tax purposes and its initial Gross Asset Value (computed in accordance with the definition of Gross Asset Value). In the event the Gross Asset Value of any Company asset is adjusted pursuant to subparagraph (ii) of the definition of Gross Asset Value, subsequent allocations of income, gain, loss, and deduction with respect to such asset shall take account of any variation between the adjusted basis of such asset for federal income tax purposes and its Gross Asset Value in the same manner as under Code Section 704(c) and the Regulations thereunder. Any elections or other decisions relating to such allocations shall be made by the Directors in any manner that reasonably reflects the purpose and intention of this Agreement. Allocations pursuant to this Section 3.7 are solely for purposes of federal, state, and local taxes and shall not affect, or in any way be taken into account in computing, any Unit Holder’s Capital Account or share of Profits, Losses, other items, or distributions pursuant to any provision of this Agreement.

3.8 Tax Credit Allocations. All credits against income tax with respect to the Company’s property or operations shall be allocated among the Members in accordance with their respective membership interests in the Company for the Fiscal Year during which the expenditure, production, sale, or other event giving rise to the credit occurs. This Section 3.8 is intended to comply with the applicable tax credit allocation principles of Section 1.704-1(b)(4)(ii) of the Regulations and shall be interpreted consistently therewith.

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SECTION 4. DISTRIBUTIONS

4.1 Net Cash Flow. The Directors, in their discretion, may make distributions of Net Cash Flow, if any, to the Members. Except as otherwise provided in Section 10 hereof, Net Cash Flow, if any, shall be distributed to the Unit Holders in proportion to Units held subject to, and to the extent permitted by, any loan covenants or restrictions on such distributions agreed to by the Company in any loan agreements with the Company’s lenders from time to time in effect. In determining Net Cash Flow, the Directors shall ~~endeavor~~take into account the working capital, capital expenditure, debt service, reserves and other financial needs of the Company and, after taking such matters into consideration, shall make efforts but shall not be obligated to provide for cash distributions at such times and in such amounts as will permit the Unit Holders to make timely payment of income taxes~~.~~ on the taxable income of the Company that is allocable to the Unit Holders. For the avoidance of doubt, for purposes of estimating the taxes owed by the Unit Holders on the taxable income of the Company, the Board shall take into consideration tax losses, deductions and credits previously allocated to the Unit Holders.

4.2 Amounts Withheld. All amounts withheld pursuant to the Code or any provision of any state, local or foreign tax law with respect to any payment, distribution or allocation to the Company or the Unit Holders shall be treated as amounts paid or distributed, as the case may be, to the Unit Holders with respect to which such amount was withheld pursuant to this Section 4.2 for all purposes under this Agreement. The Company is authorized to withhold from payments and distributions, or with respect to allocations, to the Unit Holders and to pay over to any federal, state and local government or any foreign government, any amounts required to be so withheld pursuant to the Code or any provisions of any other federal, state or local law or any foreign law, and shall allocate any such amounts to the Unit Holders with respect to which such amount was withheld.

4.3 Limitations on Distributions. The Company shall make no distributions to the Unit Holders except as provided in this Section 4 and Section 10 hereof. Notwithstanding any other provision, no distribution shall be made if it is not permitted to be made under the Act.

SECTION 5. MANAGEMENT

5.1 Directors. Except as otherwise provided in this Agreement, the Directors shall direct the business and affairs of the Company, and shall exercise all of the powers of the Company except such powers as are by this Agreement or the Act conferred upon or reserved to the Members. The Directors shall adopt such policies, rules, regulations, and actions not inconsistent with law or this Agreement as they may deem advisable. Subject to Section 5.7 hereof or any other express provisions hereof, the business and affairs of the Company shall be managed by or under the direction of the Directors and not by its Members. The amendment or repeal of this section or the adoption of any provision inconsistent therewith shall require the approval of a majority of the Membership Voting Interests.

5.2 Total Number of ~~Total~~ Directors. The total number of Directors of the Company ~~shall~~will be fixed by a resolution approved by a majority of the Members~~, provided, that in~~ at each annual meeting of the Members, or at a special meeting called for that purpose, but may not be greater than nine. If the number of Directors set by the Members is less than nine, a majority of the then serving Directors may increase, but not decrease, the number of Directors and elect one or more additional persons to the Board to fill the newly created vacancy, with the newly elected Director or Directors to serve until the next annual meeting of Members. In the event of a vacancy on the Board ~~of Directors~~other than a Director position that has been newly created by the Board, the Board may, but is not ~~be~~ required to, fill the vacancy prior to the next annual meeting of ~~the~~he Members.

5.3 Election of Directors.

(a) Election of Directors and Terms. ~~Directors shall be divided into three groups, Group I, Group II or Group III, with such classification to serve as the basis for staggering the terms among the elected Directors.~~ At each annual meeting of the Members, ~~approximately one third of~~ the Directors shall be elected by the Members

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by a plurality vote for terms of ~~three~~one (~~3~~1) ~~years~~year and shall serve until ~~a successor is~~their successors are elected and qualified, or until the earlier death, resignation, removal or disqualification of any such Director.

(b) Nominations for Directors. ~~One or more nominees~~Nominations for ~~Director positions up for~~the election of Directors shall be named by the then current Directors or by a nominating committee established by the Directors. Nominations for the election of Directors may also be made by any Member entitled to vote generally in the election of Directors. However, any Member that intends to nominate one or more persons for election as Directors at a meeting may do so only if written notice of such Member’s intent to make such nomination or nominations has been given, either by personal delivery or by United Stated mail, postage prepaid, to the Secretary of the Company not less than sixty (60) days nor more than ninety (90) days prior to the first day of the month corresponding to the previous year’s annual meeting. Each such notice to the Secretary shall set forth:

(i)	the name and address of record of the Member who intends to make the nomination;

(ii)	a representation that the Member is a holder of record of Units of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice;

(iii)	the name, age, business and residence addresses, and principal occupation or employment of each nominee;

(iv)	a description of all arrangements or understandings between the Member and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the Members;

(v)	such other information regarding each nominee proposed by such Member as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission;

(vi)	the consent of each nominee to serve as a Director of the Company if so elected; and

(vii)	a nominating petition signed and dated by the holders of at least five percent (5%) of the then outstanding Units and clearly setting forth the proposed nominee as a candidate for a Director’s seat to be filled at the next election of Directors.

The Company may require any proposed nominee to furnish such other information as may reasonably be required by the Company to determine the eligibility of such proposed nominee to serve as a Director of the Company. The presiding Officer of the meeting may, if the facts warrant, determine that a nomination was not made in accordance with the foregoing procedures, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded. The amendment or repeal of this Section or the adoption of any provision inconsistent therewith shall require the approval of a majority of the outstanding Membership Voting Interests. Whenever a vacancy occurs other than from expiration of a term of office or removal from office, a majority of the remaining Directors may appoint a new Director to fill the vacancy for the remainder of such term.

(c) Removal of Certain Directors.

(i) The Directors may remove any Director with or without cause at any time prior to the expiration of the Director’s term if the Director is or was an employee of the Company during such term and such Director ceases for any reason to be an employee of the Company (including any Director whose employment was terminated prior to the adoption of this provision) by the vote of a majority of all of the Directors other than the Director subject to such action. Notwithstanding the last sentence of Section 5.3(b), any vacancy created by such removal may be filled by a majority of the remaining Directors. Notwithstanding Section 5.11, any Director who is the subject of such action shall be disqualified from voting on such action.

(ii) The Directors may remove any Director for “cause” by a vote of a majority of all Directors other than the Director subject to the removal. “Cause” shall mean: (A) willful or gross misfeasance by the Director

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that is expressly intended to injure or has the effect of materially injuring the reputation, business or business relationships of the Company; or (B) conviction of, or a guilty plea (including a plea of nolo contendere) by, the Director of any felony or any crime involving moral turpitude which reflects unfavorably upon the Company. Any vacancy created pursuant to this subsection (ii) may be filled by a majority vote of the remaining Directors.

5.4 Committees. A resolution approved by the affirmative vote of a majority of the Directors may establish committees having the authority of the Directors in the management of the business of the Company to the extent consistent with this Agreement and provided in the resolution. A committee shall consist of one or more persons, who need not be Directors, appointed by affirmative vote of a majority of the Directors present. Committees may include a compensation committee and/or an audit committee, in each case consisting of one or more independent Directors or other independent persons. Committees are subject to the direction and control of the Directors and vacancies in the membership thereof shall be filled by the Directors. A majority of the members of the committee ~~present at a meeting~~ is a quorum for the transaction of business, unless a larger or smaller proportion or number is provided ~~in a~~by the resolution ~~approved by the affirmative vote of a majority of the Directors present~~of the Board authorizing such committee.

5.5 Authority of Directors. Subject to the limitations and restrictions set forth in this Agreement, the Directors shall direct the management of the business and affairs of the Company and shall have all of the rights and powers which may be possessed by a “manager” under the Act including, without limitation, the right and power to do or perform the following and, to the extent permitted by the Act or this Agreement, the further right and power by resolution of the Directors to delegate to the Officers or such other Person or Persons to do or perform the following:

(a) Conduct its business, carry on its operations and have and exercise the powers granted by the Act in any state, territory, district or possession of the United States, or in any foreign country which may be necessary or convenient to effect any or all of the purposes for which it is organized;

(b) Acquire by purchase, lease, or otherwise any real or personal property which may be necessary, convenient, or incidental to the accomplishment of the purposes of the Company;

(c) Operate, maintain, finance, improve, construct, own, grant operations with respect to, sell, convey, assign, mortgage, and lease any real estate and any personal property necessary, convenient, or incidental to the accomplishment of the purposes of the Company;

(d) Execute any and all agreements, contracts, documents, certifications, and instruments necessary or convenient in connection with the management, maintenance, and operation of the business, or in connection with managing the affairs of the Company, including, executing amendments to this Agreement and the Certificate in accordance with the terms of this Agreement, both as Directors and, if required, as attorney-in-fact for the Members pursuant to any power of attorney granted by the Members to the Directors;

(e) Borrow money and issue evidences of indebtedness necessary, convenient, or incidental to the accomplishment of the purposes of the Company, and secure the same by mortgage, pledge, or other lien on any Company assets;

(f) Execute, in furtherance of any or all of the purposes of the Company, any deed, lease, mortgage, deed of trust, mortgage note, promissory note, bill of sale, contract, or other instrument purporting to convey or encumber any or all of the Company assets;

(g) Prepay in whole or in part, refinance, recast, increase, modify, or extend any liabilities affecting the assets of the Company and in connection therewith execute any extensions or renewals of encumbrances on any or all of such assets;

(h) Care for and distribute funds to the Members by way of cash income, return of capital, or otherwise, all in accordance with the provisions of this Agreement, and perform all matters in furtherance of the objectives of the Company or this Agreement;

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(i) Contract on behalf of the Company for the employment and services of employees and/or independent contractors, such as lawyers and accountants, and delegate to such Persons the duty to manage or supervise any of the assets or operations of the Company;

(j) Engage in any kind of activity and perform and carry out contracts of any kind (including contracts of insurance covering risks to Company assets and Directors’ and Officers’ liability) necessary or incidental to, or in connection with, the accomplishment of the purposes of the Company, as may be lawfully carried on or performed by a limited liability company under the laws of each state in which the Company is then formed or qualified;

(k) Take, or refrain from taking, all actions, not expressly proscribed or limited by this Agreement, as may be necessary or appropriate to accomplish the purposes of the Company;

(l) Institute, prosecute, defend, settle, compromise, and dismiss lawsuits or other judicial or administrative proceedings brought on or in behalf of, or against, the Company, the Members or the Directors or Officers in connection with activities arising out of, connected with, or incidental to this Agreement, and to engage counsel or others in connection therewith;

(m) Purchase, take, receive, subscribe for or otherwise acquire, own, hold, vote, use, employ, sell, mortgage, lend, pledge, or otherwise dispose of, and otherwise use and deal in and with, shares or other interests in or obligations of domestic or foreign corporations, associations, general or limited partnerships, other limited liability companies, or individuals or direct or indirect obligations of the United States or of any government, state, territory, government district or municipality or of any instrumentality of any of them;

(n) Agree with any Person as to the form and other terms and conditions of such Person’s Capital Contribution to the Company and cause the Company to issue Membership Economic Interests and Units in consideration of such Capital Contribution;

(o) Cause the Company to set the terms for issuance of, and to approve the issuance of, any Membership Economic Interests and Units, including any rights, privileges or preferences for any additional class of Units, and to issue such Membership Economic Interests and Units as the Directors may determine; and

(p) Indemnify a Member or Directors or Officers, or former Members or Directors or Officers, and to make any other indemnification that is authorized by this Agreement in accordance with, and to the fullest extent permitted by, the Act.

5.6 Director as Agent. Notwithstanding the power and authority of the Directors to manage the business and affairs of the Company, no Director shall have authority to act as agent for the Company for the purposes of its business (including the execution of any instrument on behalf of the Company) unless the Directors have authorized the Director to take such action. The Directors may also delegate authority to manage the business and affairs of the Company (including the execution of instruments on behalf of the Company) to such Person or Persons (including to any Officers) designated by the Directors, and such Person or Persons (or Officers) shall have such titles and authority as determined by the Directors.

5.7 Restriction on Authority of Directors. The Directors shall not have authority to, and they covenant and agree that they shall not cause the Company to, without the consent of a majority of the Membership Voting Interests dispose of at one time or through a series of related transactions all or substantially all of the Property, through merger, consolidation, exchange or otherwise, except for a liquidating sale of the Property in connection with the dissolution of the Company or a transfer of substantially all or any portion of the Property to a wholly owned subsidiary of the Company. The action specified herein as requiring the consent of the Members shall be in addition to any actions by the Director that are specified in the Act as requiring the consent or approval of the Members. Any such required consent or approval may be given by a vote of a majority of the Membership Voting Interests.

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5.8 Director Meetings and Notice. Meetings of the Directors shall be held at such times and places as shall from time to time be determined by the Directors. Meetings of the Directors may also be called by the Chairman ~~of the Company~~ or by any two or more Directors. If the date, time, and place of a meeting of the Directors has been announced at a previous meeting, no notice shall be required. In all other cases, two (2) days’ written notice of meetings, stating the date, time, and place thereof and any other information required by law or desired by the Person(s) calling such meeting, shall be given to each Director. Any Director may waive notice of any meeting. A waiver of notice by a Director is effective whether given before, at, or after the meeting, and whether given orally, in writing, or by attendance. The attendance of a Director at any meeting shall constitute a waiver of notice of such meeting, unless such Director objects at the beginning of the meeting to the transaction of business on the grounds that the meeting is ~~now~~not lawfully called or convened and does not participate thereafter in the meeting. The Directors may participate in any meeting of the Directors by means of telephone conference or similar means of communication by which all persons participating in the meeting can simultaneously hear each other.

5.9 Action Without a Meeting. Any action required or permitted to be taken by the Directors may also be taken by a written action signed by ~~two-thirds (2/3)~~a majority of all Directors authorized to vote on the matter as provided by this Agreement, provided that a copy of such written action shall be promptly given to all such Directors. ~~The Directors may participate in any meeting of the Directors by means of telephone conference or similar means of communication by which all persons participating in the meeting can simultaneously hear each other.~~

5.10 Quorum; Manner of Acting. Not less than fifty percent (50%) of the Directors authorized to vote on a matter as provided by this Agreement shall constitute a quorum for the transaction of business at any Directors’ meeting. Each Director shall have one (1) vote at meetings of the Directors. The Directors shall take action by the vote of a majority of the number of Directors constituting a quorum as provided by this Agreement, provided, however, that the vote of a majority of all Directors shall be required for any merger, consolidation, exchange, conversion, sale of all or substantially all of the assets of the Company, dissolution of the Company, material change in the business of the Company, to cause the Company to voluntarily take any action that would cause a bankruptcy of the Company or to amend this Section 5.10.

~~5.11 Voting; Potential Financial Interest. No Director shall be disqualified from voting on any matter to be determined or decided by the Directors solely by reason of such Director’s (or his/her Affiliate’s) potential financial interest in the outcome of such vote, provided that the nature of such Director’s (or his/her Affiliate’s) potential financial interest was reasonably disclosed to the Directors at the time of such vote.~~ 5.11 Resolution of Conflicts of Interest; Standards of Conduct and Modification of Duties. Unless otherwise expressly provided in this Agreement, whenever a potential conflict of interest exists or arises between one or more Directors, Officers or their respective Affiliates, on the one hand, and the Company, on the other, any resolution or course of action by the Board in respect of such conflict of interest shall be permitted and shall not constitute a breach of this Agreement, of any agreement contemplated herein, or of any duty stated or implied by law or equity, including any fiduciary duty, if the resolution or course of action in respect of such conflict of interest is (i) approved by Special Approval, (ii) approved by the disinterested Members holding a majority of the Membership Voting Interests, (iii) on terms no less favorable to the Company, as applicable, than those generally being provided to or available from unrelated third parties, or (iv) fair and reasonable to the Company taking into account the totality of the relationships between the parties involved (including other transactions that may be particularly favorable or advantageous to the Company). The Board shall be authorized but not required in connection with its resolution of such conflict of interest to seek Special Approval of such resolution, and the Board may also adopt a resolution or course of action that has not received Special Approval. If Special Approval is not sought and the Board determines that the resolution or course of action taken with respect to a conflict of interest satisfies either of the standards set forth in clauses (iii) or (iv) above, then it shall be presumed that, in making its decision, the Board acted in good faith, and in any proceeding brought by any Member or by or on behalf of such Member or any other Member or the Company challenging such approval, the Person bringing or prosecuting such proceeding shall have the burden of overcoming such presumption. The failure to comply with any or all of the

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conditions set forth in this Section 5.11 shall not cause a presumption of or be evidence that any breach of this Agreement, or any agreement contemplated herein, or of any duty stated or implied by law or equity, including any fiduciary duty, shall have occurred.

5.12 Duties and Obligations of Directors and Officers. The Directors and Officers shall cause the Company to conduct its business and operations separate and apart from that of any Director, Officer or any of its Affiliates. Each Director and Officer shall discharge his or her duties in good faith, in a manner the Director or Officer reasonably believes to be in or not opposed to the best interests of the Company, and with the care an ordinarily prudent person in a like position would exercise under similar circumstances. Notwithstanding the foregoing, each Director and Officer shall not engage with respect to the Company (i) in any act or omission which involves intentional misconduct or a knowing violation of law or (ii) in any transaction from which the Director or Officer would receive an improper personal benefit. Except as provided herein, the Directors and Officers shall be under no other fiduciary duty to the Company or the Members to conduct the affairs of the Company in a particular manner and a Director or Officer who so performs those duties shall not be liable by reason of being a Director or Officer of the Company.

5.13 Chairman and Vice Chairman. Unless provided otherwise by a resolution adopted by the Directors, the Chairman shall preside at meetings of the Members and the Directors; shall see that all orders and resolutions of the Directors are carried into effect; may maintain records of and certify proceedings of the Directors and Members; and shall perform such other duties as may from time to time be prescribed by the Directors. The Vice Chairman shall, in the absence or disability of the Chairman, perform the duties and exercise the powers of the Chairman and shall perform such other duties as the Directors or the Chairman may from time to time prescribe. The Directors may designate more than one Vice Chairmen, in which case the Vice Chairmen shall be designated by the Directors so as to denote which is most senior in office.

5.14 Chief Executive Officer. The Chief Executive Officer of the Company shall have general supervision of the business, affairs and property of the Company, and over its several officers. In general, the Chief Executive Officer shall have all authority incident to the office of Chief Executive Officer and shall have such other authority and perform such other duties as may from time to time be assigned by the Board ~~of Directors~~ or by any duly authorized committee of directors. The Chief Executive Officer shall have the power to fix the compensation of elected officers whose compensation is not fixed by the Board ~~of Directors~~ or a committee thereof and also to engage, discharge, determine the duties and fix the compensation of all employees and agents of the Company necessary or proper for the transaction of the business of the Company. If the Chief Executive Officer is not also the Chairman ~~of the Board~~, then the Chief Executive Officer shall report to the Chairman ~~of the Board~~ or the Vice Chairman, as the case may be.

5.15 President. The President shall have general supervision of the operations of the Company. In general, but subject to any contractual restriction, the President shall have all authority incident to the office of President and shall have such other authority and perform such other duties as may from time to time be assigned by the Board ~~of Directors~~ or by any duly authorized committee of directors or by the Chairman ~~of the Board of Directors~~. The President shall, at the request of the Chairman or in the absence or disability of the ~~Chairman or Vice Chairman of the Board, or the~~ Chief Executive Officer, perform the duties and exercise the powers of ~~such officer~~the Chief Executive Officer.

5.16 Chief Financial Officer. Unless provided otherwise by a resolution adopted by the Directors, the Chief Financial Officer of the Company ~~shall be the Treasurer of the Company and~~ shall keep accurate financial records for the Company; shall deposit all monies, drafts, and checks in the name of and to the credit of the Company in such banks and depositories as the Directors shall designate from time to time; shall endorse for deposit all notes, checks, and drafts received by the Company as ordered by the Directors, making proper vouchers therefore; shall disburse Company funds and issue checks and drafts in the name of the Company as ordered by the Directors, shall render to the President and the Directors, whenever requested, an account of all such transactions as Chief Financial Officer and of the financial condition of the Company, and shall perform such other duties as may be prescribed by the Directors, the Chief Executive Officer or the President from time to time.

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5.17 Secretary; Assistant Secretary. The Secretary shall attend all meetings of the Directors and of the Members and shall maintain records of, and whenever necessary, certify all proceedings of the Directors and of the Members. The Secretary shall keep the required records of the Company, when so directed by the Directors or other person or persons authorized to call such meetings, shall give or cause to be given notice of meetings of the Members and of meetings of the Directors, and shall also perform such other duties and have such other powers as the Chairman or the Directors may prescribe from time to time. An Assistant Secretary, if any, shall perform the duties of the Secretary during the absence or disability of the Secretary.

5.18 Vice President. The Company may have one or more Vice Presidents. If more than one, the Directors shall designate which is most senior.

5.19 Other Officers. The Directors may appoint such other officers with such other titles as the Directors may from time to time determine (such officers, together with the Chief Executive Officer, the President, the Chief Financial Officer, Secretary, Assistant Secretary and Vice President, individually, an “Officer” and collectively the “Officers”).

5.20 Delegation. Unless prohibited by a resolution of the Directors, an Officer may delegate some or all of the duties and powers of such Officer’s management position to other Persons. An Officer who delegates the duties or powers of an office remains subject to the standard of conduct for such Officer with respect to the discharge of all duties and powers so delegated.

5.21 Execution of Instruments. All deeds, mortgages, bonds, checks, contracts and other instruments pertaining to the business and affairs of the Company shall be signed on behalf of the Company by (i~~) the Chairman; (ii~~) the Chief Executive Officer or President; or (~~iii~~ii) by such other person or persons as may be designated from time to time by the Directors.

5.22	Appointment of Officers, Term of Office, Removal and Resignation.

(a)	The Officers shall be appointed by the Directors. Any two (2) or more offices may be held by the same person.

(b)	Each Officer shall hold office until his successor shall have been duly elected and shall have been qualified, or until his death, or until he shall resign or shall have been removed in the manner provided hereinafter.

(c)	An Officer serves at the pleasure of the Directors, and the Directors may remove an Officer at any time with or without cause. The Directors also may eliminate any Officer position other than President or Chief Financial Officer at any time.

(d)	Any Officer may resign at any time and for any reason.

(e)	In the event of a vacancy in the office of Chairman, Chief Executive Officer or Chief Financial Officer because of death, resignation or removal, the Directors shall appoint a successor to such office.

5.23 Limitation of Liability. A Director of the Company shall not be personally liable to the Company or to its Members for monetary damages for breach of fiduciary duty as a Director to the extent he or she reasonably believed his or her action would be in or not opposed to the best interests of the Company, but this provision shall not eliminate or limit the liability of a Director of the Company (i) for any breach of the Director’s duty of loyalty to the Company or its Unit Holders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law or (iii) for any transaction from which the Director derived an improper personal benefit. This Section 5.23 shall not eliminate or limit the liability of a Director for any act or omission occurring prior to the date when this Agreement became effective, if such a limitation or elimination of liability of a Director for those acts or omissions is prohibited by the Act as then in effect. Any repeal or modification of this Section 5.23 shall not adversely affect any right or protection of a Director of the Company existing at the time of that repeal or modification.

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5.24	Indemnification of Directors, Officers, Others.

(a) Right to Indemnification. If a Director or Officer has acted in accordance with his or her duties under Section 5.12, the Company, to the fullest extent permitted by applicable law as then in effect, shall indemnify any such person (an “Indemnitee”) who was or is involved in any manner (including, without limitation, as a party or a witness), or is threatened to be involved, in any threatened, pending or completed investigation, claim, action, suit or proceeding, whether civil, criminal, administrative or investigative, including without limitation, any action, suit, or proceeding by or in the right of the Company to procure a judgment in its favor (each, a “Proceeding”), by reason of the fact that he or she is or was a Director or Officer of the Company, or is or was ~~a Director or Officer~~ serving at the request of the Company as a Director, Officer, ~~or~~ employee or agent of another limited liability company, corporation, partnership, joint venture, trust or other entity or enterprise against ~~all expenses~~any loss, damage, liability, expense (including attorneys’ fees), ~~judgments, fines~~judgment, fine and ~~amounts~~amount paid in settlement actually and reasonably incurred by him or her in connection with any Proceeding, unless such Indemnitee (i) did not act in good faith and in a manner that such Indemnitee reasonably believed to be in or not opposed to the best interests of the Company, (ii) was either grossly negligent or engaged in willful malfeasance, or (iii) knowingly violated any law. Notwithstanding the foregoing, no indemnification shall be payable hereunder to any Indemnitee in respect of any Proceeding in which such Indemnitee is a plaintiff, other than an action for indemnification under this Section 5.24.

(b) Advancement of Expenses. This indemnification shall be a contract right and shall include the right to receive payment in advance of any expenses incurred by an Indemnitee in connection with Proceedings, consistent with the provisions of applicable law as then in effect.

(~~b~~i) An Indemnitee shall, in order to request advanced payments according to this Section 5.24, submit to the Directors a written statement of request for advancement of expenses (the “Advancement Request”), stating that (A) the Indemnitee has incurred or will incur actual expenses in defending a Proceeding as described in this Section 5.24 and (B) the Indemnitee undertakes to repay such amount if it shall ultimately be determined in a final non-appealable determination by a court of competent jurisdiction that the Indemnitee is not entitled to be indemnified by the Company under this Agreement.

(ii) Upon receipt of the Advancement Request, the Chairman, the President or any Vice President shall authorize immediate payment of the expenses stated in the Advancement Request within 10 calendar days, whereupon such payments shall immediately be made by the Company. No security shall be required in connection with any Advancement Request and it shall be accepted without reference to an Indemnitee’s ability to make repayment.

(c) Permissible Indemnification. The Company may indemnify its employees and agents as determined by the Directors.

(~~c~~d) Indemnification Not Exclusive Right. The right of indemnification and advancement of expenses provided in this Section 5.24 is not exclusive of any other rights to which a person seeking indemnification may otherwise be entitled, under any law, statute, rule, regulation, charter, bylaw, contract, agreement, vote of Members or disinterested Directors, or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding the office. The provisions of this Section 5.24 shall benefit the heirs and legal representatives of any ~~person entitled to indemnity~~Indemnitee under this Section 5.24 and shall be applicable to Proceedings commenced or continuing after the adoption of this Section 5.24, whether arising from acts or omissions occurring before or after adoption.

(e) Insurance. The Company will purchase and maintain in effect for the benefit of each Director one or more valid, binding and enforceable policies of D & O Insurance. Notwithstanding the foregoing, the Company shall not be required to maintain said policies of D & O Insurance in effect if said insurance is not reasonably available or if, in the reasonable business judgment of the then Directors, either (i) the premium cost for such

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insurance is substantially disproportionate to the amount of coverage or (ii) the coverage provided by such insurance is so limited by exclusions that there is insufficient benefit from such insurance.

5.25 Compensation; Expenses of Directors. No Member or Director shall receive any salary, fee, or draw for services rendered to or on behalf of the Company merely by virtue of their status as a Member or Director, it being the intention that, irrespective of any personal interest of any of the Directors, the Directors shall have authority to establish reasonable compensation of all Directors for services to the Company as Directors, Officers, or otherwise. Except as otherwise approved by or pursuant to a policy approved by the Directors, no Member or Director shall be reimbursed for any expenses incurred by such Member or Director on behalf of the Company. Notwithstanding the foregoing, by resolution by the Directors, the Directors may be paid as reimbursement therefor, their expenses, if any, of attendance at each meeting of the Directors. In addition, the Directors, by resolution, may approve from time to time, the salaries and other compensation packages of the Officers of the Company.

5.26 Loans. Any Member or Affiliate may, with the consent of the Directors, lend or advance money to the Company. If any Member or Affiliate shall make any loan or loans to the Company or advance money on its behalf, the amount of any such loan or advance shall not be treated as a contribution to the capital of the Company but shall be a debt due from the Company. None of the Members or their Affiliates shall be obligated to make any loan or advance to the Company.

SECTION 6. ROLE OF MEMBERS

6.1 One Membership Class. There shall initially be one class of Membership Interests and one class of Units.

6.2 Members. Each Person who desires to become a Member must complete and execute a signature page in form acceptable to the Directors and such other documents as may be required by the Directors. Each prospective Member must be approved and admitted to the Company by the Board ~~of Directors~~.

6.3 Additional Members. No Person shall become a Member without the approval of the Directors. The Directors may refuse to admit any Person as a Member in their sole discretion. Any such admission must comply with the requirements described in this Agreement and will be effective only after such Person has executed and delivered to the Company such documentation as determined by the Directors to be necessary and appropriate to effect such admission including the Member’s agreement to be bound by this Agreement.

6.4 Rights or Powers. Except as otherwise expressly provided for in this Agreement, the Members shall not have any right or power to take part in the management or control of the Company or its business and affairs or to act for or bind the Company in any way.

6.5 Voting Rights of Members. The Members shall have voting rights as defined by the Membership Voting Interest of such Member and in accordance with the provisions of this Agreement. Members do not have a right to cumulate their votes for any matter entitled to a vote of the Members, including election of Directors.

6.6 Member Meetings. Meetings of the Members shall be called by the Directors, and shall be held at the principal office of the Company or at such other place as shall be designated by Directors calling the meeting. Members representing an aggregate of not less than ~~thirty percent (30%)~~a majority of the Membership Voting Interests may also in writing demand that the Directors call a meeting of the Members. Regular meetings of the Members shall be held not less than once per Fiscal Year.

6.7 Conduct of Meetings. Subject to the discretion of the Directors, the Members may participate in any meeting of the Members by means of telephone conference or similar means of communication by which all persons participating in the meeting can simultaneously hear and speak with each other.

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6.8 Notice of Meetings; Waiver. Notice of the meeting, stating the place, day and hour of the meeting, shall be given to each Member in accordance with Section 11.1 hereof at least five (5) days and no more than sixty (60) days before the day on which the meeting is to be held. A Member may waive the notice of meeting required hereunder by written notice of waiver signed by the Member whether given before, during or after the meeting. Attendance by a Member at a meeting is waiver of notice of that meeting, unless the Member objects at the beginning of the meeting to the transaction of business because the meeting is not lawfully called or convened and thereafter does not participate in the meeting.

6.9 Quorum and Proxies. The presence (in person or by proxy or mail ballot) of Members representing an aggregate of at least fifty percent (50%) of the Membership Voting Interests is required for the transaction of business at a meeting of the Members. Voting by proxy or by mail ballot shall be permitted on any matter if authorized by the Directors.

6.10 Voting; Action by Members. If a quorum is present, the affirmative vote of a majority of the Membership Voting Interests represented at the meeting and entitled to vote on the matter (including units represented in person, by proxy or by mail ballot) shall constitute the act of the Members, unless the vote of a greater or lesser proportion or numbers is otherwise required by this Agreement.

6.11 Record Date. For the purpose of determining Members entitled to notice of or to vote at any meeting of Members or any adjournment of the meeting, or Members entitled to receive payment of any distribution, or to make a determination of Members for any other purpose, the date on which notice of the meeting is mailed (or otherwise delivered) or the date on which the resolution declaring the distribution is adopted, as the case may be, shall be the record date for determination of Members unless a different record date is set by the Directors.

6.12 Termination of Membership. The membership of a Member in the Company shall terminate upon the occurrence of events described in the Act, including registration and withdrawal. If for any reason the membership of a Member is terminated, the Member whose membership has terminated loses all Membership Voting Interests and shall be considered merely as Assignee of the Membership Economic Interest owned before the termination of membership, having only the rights of an unadmitted Assignee provided for in Section  9.7 hereof.

6.13 Continuation of the Company. The Company shall not be dissolved upon the occurrence of any event that is deemed to terminate the continued membership of a Member. The Company’s affairs shall not be required to be wound up. The Company shall continue without dissolution.

6.14 No Obligation to Purchase Membership Interest. No Member whose membership in the Company terminates, nor any transferee of such Member, shall have any right to demand or receive a return of such terminated Member’s Capital Contributions or to require the purchase or redemption of the Member’s Membership Interest. The other Members and the Company shall not have any obligation to purchase or redeem the Membership Interest of any such terminated Member or transferee of any such terminated Member.

6.15 Waiver of Dissenters Rights. Each Member hereby disclaims, waives and agrees, to the fullest extent permitted by law or the Act, not to assert dissenters’ or similar rights under the Act.

SECTION 7. ACCOUNTING, BOOKS AND RECORDS

7.1 Accounting, Books and Records. The books and records of the Company shall be kept, and the financial position and the results of its operations recorded in accordance with GAAP. The books and records shall reflect all the Company transactions and shall be appropriate and adequate for the Company’s business. The Company shall maintain at its principal place of business all of the following: (i) a current list of the full name and last known business or residence address of each Member and Assignee set forth in alphabetical order, together with the Capital Contributions, Capital Account and Units of each Member and Assignee; (ii) the full name and

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business address of each Director; (iii) a copy of the Certificate and any and all amendments thereto together with executed copies of any powers of attorney pursuant to which the Certificate or any amendments thereto have been executed; (iv) copies of the Company’s federal, state, and local income tax or information returns and reports, if any, for the six most recent taxable years; (v) a copy of this Agreement and any and all amendments thereto together with executed copies of any powers of attorney pursuant to which this Agreement or any amendments thereto have been executed; and (vi) copies of the financial statements of the Company, if any, for the six most recent Fiscal Years. The Company shall use the accrual method of accounting in preparation of its financial reports and for tax purposes and shall keep its books and records accordingly.

7.2 Delivery to Members and Inspection. Any Member or its designated representative shall have reasonable access during normal business hours to the information and documents kept by the Company pursuant to Section 7.1. The rights granted to a Member pursuant to this Section 7.2 are expressly subject to compliance by such Member with the safety, security and confidentiality procedures and guidelines of the Company, as such procedures and guidelines may be established from time to time. Upon the request of any Member for purposes reasonably related to the interest of that Person as a Member, the Directors shall promptly deliver to the requesting Member, at the expense of the requesting Member, a copy of the information required to be maintained under Section 7.1. Each Assignee shall have the right to information regarding the Company only to the extent required by the Act.

7.3 Reports. The ~~chief financial officer~~Chief Financial Officer of the Company shall be responsible for causing the preparation of financial reports of the Company and the coordination of financial matters of the Company with the Company’s accountants.

7.4 Tax Matters. The Directors shall, without any further consent of the Unit Holders being required (except as specifically required herein), make any and all elections for federal, state, local, and foreign tax purposes as the Directors shall determine appropriate and represent the Company and the Unit Holders before taxing authorities or courts of competent jurisdiction in tax matters affecting the Company or the Unit Holders in their capacities as Unit Holders, and to file any tax returns and execute any agreements or other documents relating to or affecting such tax matters, including agreements or other documents that bind the Unit Holders with respect to such tax matters or otherwise affect the rights of the Company and the Unit Holders. The Directors shall designate a Person to be specifically authorized to act as the “Tax Matters Member” under the Code and in any similar capacity under state or local law; provided, however, that the Directors shall have the authority to designate, remove and replace the Tax Matters Member who shall act as the tax matters partner within the meaning of and pursuant to Regulations Sections 301.6231(a)(7)-1 and -2 or any similar provision under state or local law. Necessary tax information shall be delivered to each Unit Holder as soon as practicable after the end of each Fiscal Year of the Company but not later than three (3)  months after the end of each Fiscal Year.

SECTION 8. AMENDMENTS

8.1 Amendments. Amendments to this Agreement may be proposed by the Board ~~of Directors~~ or any Member holding not less than one percent (1%) of the Units of the Company. The Board ~~of Directors~~ shall submit any such proposal to the Members at the Company’s next annual meeting or at a duly called special meeting, providing that counsel for the Company shall have approved of the same in writing as to form, and the Board ~~of Directors~~ shall include in any such submission a recommendation as to the proposed amendment. A proposed amendment shall be adopted and be effective as an amendment hereto only if approved by the affirmative vote of a majority of the Membership Voting Interests represented at the meeting and entitled to vote on the amendment. Notwithstanding any provision of this Section 8.1 to the contrary, this Agreement shall not be amended without the consent of Members holding at least two-thirds (2/3) of the Units adversely affected if such amendment would modify the limited liability of a Member, or alter the Membership Economic Interest of a Member.

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SECTION 9. TRANSFERS

9.1 Restrictions on Transfers. Except as otherwise permitted by this Agreement, no Member shall Transfer all or any portion of its Units. In the event that any Member pledges or otherwise encumbers all or any part of its Units as security for the payment of a Debt, any such pledge or hypothecation shall be made pursuant to a pledge or hypothecation agreement that requires the pledgee or secured party to be bound by all of the terms and conditions of this Section 9. In the event such pledgee or secured party becomes the Unit Holder hereunder pursuant to the exercise of such party’s rights under such pledge or hypothecation agreement, such pledgee or secured party shall be bound by all terms and conditions of this Operating Agreement and all other agreements governing the rights and obligations of Unit Holders. In such case, such pledgee or secured party, and any transferee or purchaser of the Units held by such pledgee or secured party, shall not have any Membership Voting Interest attached to such Units unless and until the Directors have approved in writing and admitted as a Member hereunder, such pledgee, secured party, transferee or purchaser of such Units.

9.2 Permitted Transfers. Subject to the conditions and restrictions set forth in this Section 9, a Unit Holder may at any time Transfer all or any portion of its Units:

(a) to the transferor’s administrator or trustee to whom such Units are transferred involuntarily by operation of law or judicial decree,

(b) without consideration to or in trust for descendants or the spouse of a Member;

(c) to any Person approved by the Directors in writing;

(d) to any other Member or to any Affiliate or Related Party of another Member; or

(e) to any Affiliate or Related Party of the transferor.

Any such Transfer set forth in this Section 9.2 and meeting the conditions set forth in Section 9.3 below is referred to in this Agreement as a “Permitted Transfer.”

9.3 Conditions Precedent to Transfers. In addition to the conditions set forth above, no Transfer of a Membership Interest shall be effective unless and until all of the following conditions have been satisfied:

(a) Except in the case of a Transfer involuntarily by operation of law, the transferor and transferee shall execute and deliver to the Company such documents and instruments of Transfer as may be necessary or appropriate in the opinion of counsel to the Company to effect such Transfer. In the case of a Transfer of Units involuntarily by operation of law, the Transfer shall be confirmed by presentation to the Company of legal evidence of such Transfer, in form and substance satisfactory to counsel to the Company. In all cases, the transferor and/or transferee shall pay all reasonable costs and expenses connected with the Transfer and the admission of the Transferee as a Member and incurred as a result of such Transfer, including but not limited to, legal fees and costs.

(b) The transferor and transferee shall furnish the Company with the transferee’s taxpayer identification number, sufficient information to determine the transferee’s initial tax basis in the Units transferred, and any other information reasonably necessary to permit the Company to file all required federal and state tax returns and other legally required information statements or returns. Without limiting the generality of the foregoing, the Company shall not be required to make any distribution otherwise provided for in this Agreement with respect to any transferred Units until it has received such information.

(c) Except in the case of a Transfer of any Units involuntarily by operation of law, either (i) such Units shall be registered under the Securities Act, and any applicable state securities laws, or (ii) the transferor shall provide an opinion of counsel, which opinion and counsel shall be reasonably satisfactory to the Directors, to the effect that such Transfer is exempt from all applicable registration requirements and that such Transfer will not violate any applicable laws regulating the Transfer of securities.

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(d) Except in the case of a Transfer of Units involuntarily by operation of law, the transferor shall provide an opinion of counsel, which opinion and counsel shall be reasonably satisfactory to the Directors, to the effect that such Transfer will not cause the Company to be deemed to be an “investment company” under the Investment Company Act of 1940.

(e) Unless otherwise approved by the Directors and Members representing in the aggregate a 75% majority of the Membership Voting Interests, no Transfer of Units shall be made except upon terms which would not, in the opinion of counsel chosen by and mutually acceptable to the Directors and the transferor Member, result in the termination of the Company within the meaning of Section 708 of the Code or cause the application of the rules of Sections 168(g)(1)(B) and 168(h) of the Code or similar rules to apply to the Company. If the immediate Transfer of such Unit would, in the opinion of such counsel, cause a termination within the meaning of Section 708 of the Code, then if, in the opinion of such counsel, the following action would not precipitate such termination, the transferor Member shall be entitled to (or required, as the case may be) immediately Transfer only that portion of its Units as may, in the opinion of such counsel, be transferred without causing such a termination. The purchase price for the Units shall be allocated between the immediate Transfer and the deferred Transfer or Transfers pro rata on the basis of the percentage of the aggregate Units being transferred, each portion to be payable when the respective Transfer is consummated, unless otherwise agreed by the parties to the Transfer. In the case of a Transfer by one Member to another Member, the deferred purchase price shall be deposited in an interest-bearing escrow account unless another method of securing the payment thereof is agreed upon by the transferor Member and the transferee Member(s).

(f) No notice or request initiating the procedures contemplated by Section 9.3 may be given by any Member after a Dissolution Event has occurred. No Member may sell all or any portion of its Units after a Dissolution Event has occurred.

(g) No Person shall Transfer any Unit if, in the sole determination of the Directors, such Transfer might cause the Company to be treated as a “publicly traded partnership” within the meaning of Section 7704(b) of the Code taking into account other transactions that have or are intended to occur.

The Directors shall have the authority to waive any legal opinion or other condition required in this Section 9.3 other than the Member approval requirement set forth in Section 9.3(e).

9.4 Prohibited Transfers. Any purported Transfer of Units that is not permitted under this Section shall be null and void and of no force or effect whatsoever; provided that, if the Company is required to recognize such a Transfer (or if the Directors, in their sole discretion, elect to recognize such a Transfer), the Units Transferred shall be strictly limited to the transferor’s Membership Economic Interests as provided by this Agreement with respect to the transferred Units, which Membership Economic Interests may be applied (without limiting any other legal or equitable rights of the Company) to satisfy any debts, obligations, or liabilities for damages that the transferor or transferee of such Interest may have to the Company. In the case of a Transfer or attempted Transfer of Units that is not permitted under this Section, the parties engaging or attempting to engage in such Transfer shall be liable to indemnify and hold harmless the Company and the other Members from all cost, liability, and damage that any of such indemnified Members may incur (including, without limitation, incremental tax liabilities, lawyers’ fees and expenses) as a result of such Transfer or attempted Transfer and efforts to enforce the indemnity granted hereby.

9.5 No Dissolution or Termination. The transfer of a Membership Interest pursuant to the terms of this Article shall not dissolve or terminate the Company. No Member shall have the right to have the Company dissolved or to have such Member’s Capital Contribution returned except as provided in this Agreement.

9.6 Prohibition of Assignment. Notwithstanding the foregoing provisions of this Article, Transfer of a Membership Interest may be made if the Membership Interest sought to be sold, exchanged or transferred, when added to the total of all other Membership Interests sold, exchanged or transferred within the period of twelve (12) consecutive months prior thereto, would result in the termination of the Company under Section 708 of the

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Internal Revenue Code. In the event of a transfer of any Membership Interests, the Members will determine, in their sole discretion, whether or not the Company will elect pursuant to Section  754 of the Internal Revenue Code (or corresponding provisions of future law) to adjust the basis of the assets of the Company.

9.7 Rights of Unadmitted Assignees. A Person who acquires Units but who is not admitted as a substituted Member pursuant to Section 9.8 hereof shall be entitled only to the Membership Economic Interests with respect to such Units in accordance with this Agreement, and shall not be entitled to the Membership Voting Interest with respect to such Units. In addition, such Person shall have no right to any information or accounting of the affairs of the Company, shall not be entitled to inspect the books or records of the Company, and shall not have any of the rights of a Member under the Act or this Agreement.

9.8 Admission of Substituted Members. As to Permitted Transfers, a transferee of Units shall be admitted as a substitute Member provided that such transferee has complied with the following provisions: (a) the transferee of Units shall, by written instrument in form and substance reasonably satisfactory to the Directors; (i) accept and adopt the terms and provisions of this Agreement, including this Section 9, and (ii) assume the obligations of the transferor Member under this Agreement with respect to the transferred Units; (b) the transferee pays or reimburses the Company for all reasonable legal, filing, and publication costs that the Company incurs in connection with the admission of the transferee as a Member with respect to the Transferred Units; and (c) except in the case of a Transfer involuntarily by operation of law, if required by the Directors, the transferee (other than a transferee that was a Member prior to the Transfer) shall deliver to the Company evidence of the authority of such Person to become a Member and to be bound by all of the terms and conditions of this Agreement, and the transferee and transferor shall each execute and deliver such other instruments as the Directors reasonably deem necessary or appropriate to effect, and as a condition to, such Transfer. The transferor Member shall be released from all obligations assumed by the transferee except (x) those obligations or liabilities of the transferor Member arising out of a breach of this Agreement, (y) in the case of a Transfer to any Person other than a Member or any of its Affiliates, those obligations or liabilities of the transferor Member based on events occurring, arising or maturing prior to the date of Transfer, and (z) in the case of a Transfer to any of its Affiliates, any Capital Contribution or other financing obligation of the transferor Member under this Agreement~~;~~.

9.9 Representations Regarding Transfers.

(a) Each Member hereby covenants and agrees with the Company for the benefit of the Company and all Members, that (i) it is not currently making a market in Units and will not in the future make a market in Units, (ii) it will not Transfer its Units on an established securities market, a secondary market (or the substantial equivalent thereof) within the meaning of Code Section 7704(b) (and any Regulations, proposed Regulations, revenue rulings, or other official pronouncements of the Internal Revenue Service or Treasury Department that may be promulgated or published thereunder), and (iii) in the event such Regulations, revenue rulings, or other pronouncements treat any or all arrangements which facilitate the selling of Company interests and which are commonly referred to as “matching services” as being a secondary market or substantial equivalent thereof, it will not Transfer any Units through a matching service that is not approved in advance by the Company. Each Member further agrees that it will not Transfer any Units to any Person unless such Person agrees to be bound by this Section 9 and to Transfer such Units only to Persons who agree to be similarly bound.

(b) Each Member hereby represents and warrants to the Company and the Members that such Member’s acquisition of Units hereunder is made as principal for such Member’s own account and not for resale or distribution of such Units. Each Member further hereby agrees that the following legend, as the same may be amended by the Directors in their sole discretion, may be placed upon any counterpart of this Agreement, the Certificate, or any other document or instrument evidencing ownership of Units:

THE TRANSFERABILITY OF THE MEMBERSHIP UNITS REPRESENTED BY THIS CERTIFICATE IS RESTRICTED. SUCH UNITS MAY NOT BE SOLD, ASSIGNED, OR TRANSFERRED, NOR WILL ANY ASSIGNEE, VENDEE, TRANSFEREE OR ENDORSEE THEREOF BE RECOGNIZED AS HAVING ACQUIRED ANY SUCH UNITS FOR ANY

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PURPOSES, UNLESS AND TO THE EXTENT SUCH SALE, TRANSFER, HYPOTHECATION, OR ASSIGNMENT IS PERMITTED BY, AND IS COMPLETED IN STRICT ACCORDANCE WITH, THE TERMS AND CONDITIONS SET FORTH IN THE OPERATING AGREEMENT OF THE COMPANY, AS AMENDED AND RESTATED FROM TIME TO TIME.

THE UNITS REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, OFFERED FOR SALE, OR TRANSFERRED IN ABSENCE OF AN EFFECTIVE REGISTRATION OR EXEMPTION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND UNDER APPLICABLE STATE SECURITIES LAWS.

9.10 Distribution and Allocations in Respect of Transferred Units. If any Units are Transferred during any Fiscal Year in compliance with the provisions of this Section 9, Profits, Losses, each item thereof, and all other items attributable to the Transferred Units for such Fiscal Year shall be divided and allocated between the transferor and the transferee by taking into account their varying interests during the Fiscal Year in accordance with Code Section 706(d), using any conventions permitted by law and selected by the Directors. All distributions on or before the date of such Transfer shall be made to the transferor, and all distributions thereafter shall be made to the transferee. Solely for purposes of making such allocations and distributions, the Company shall recognize such Transfer to be effective as of the first day of the month following the month in which all documents to effectuate the transfer have been executed and delivered to the Company~~, provided that, if the Company does not receive a notice stating the date such Units were transferred and such other information as the Directors may reasonably require within thirty (30) days after the end of the Fiscal Year during which the Transfer occurs, then all such items shall be allocated, and all distributions shall be made, to the Person, who according to the books and records of the Company, was the owner of the Units on the last day of such Fiscal Year. Neither the Company nor any Member shall incur any liability for making allocations and distributions in accordance with the provisions of this Section 9.10 whether or not the Directors or the Company has knowledge of any Transfer of ownership of any Units.~~ and approved by the Board.

9.11 Additional Members. Additional Members may be admitted from time to time upon the approval of the Directors. Any such additional Member shall pay such purchase price for his/her/its Membership Interest and shall be admitted in accordance with such terms and conditions, as the Directors shall approve. All Members acknowledge that the admission of additional Members may result in dilution of a Member’s Membership Interest. Prior to the admission of any Person as a Member, such Person shall agree to be bound by the provisions of this Agreement and shall sign and deliver an Addendum to this Agreement in the form acceptable to the Directors. Upon execution of such Addendum, such additional Members shall be deemed to be parties to this Agreement as if they had executed this Agreement on the original date hereof, and, along with the parties to this Agreement, shall be bound by all the provisions hereof from and after the date of execution hereof. The Members hereby designate and appoint the Directors to accept such additional Members and to sign on their behalf any Addendum hereto.

SECTION 10. DISSOLUTION AND WINDING UP

10.1 Dissolution. The Company shall dissolve and shall commence winding up and liquidating upon the first to occur of any of the following (each a “Dissolution Event”): (i) the affirmative vote of ~~a 75% majority in interest~~two-thirds (2/3) of the Membership Voting Interests to dissolve, wind up, and liquidate the Company; or (ii) the entry of a decree of judicial dissolution pursuant to the Act. The Members hereby agree that, notwithstanding any provision of the Act, the Company shall not dissolve prior to the occurrence of a Dissolution Event.

10.2 Winding Up. Upon the occurrence of a Dissolution Event, the Company shall continue solely for the purposes of winding up its affairs in an orderly manner, liquidating its assets, and satisfying the claims of its creditors and Members, and no Member shall take any action that is inconsistent with, or not necessary to or appropriate for, the winding up of the Company’s business and affairs, PROVIDED that all covenants contained

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in this Agreement and obligations provided for in this Agreement shall continue to be fully binding upon the Members until such time as the Property has been distributed pursuant to this Section 10.2 and the Certificate has been canceled pursuant to the Act. The Liquidator shall be responsible for overseeing the prompt and orderly winding up and dissolution of the Company. The Liquidator shall take full account of the Company’s liabilities and Property and shall cause the Property or the proceeds from the sale thereof (as determined pursuant to Section 10.9 hereof), to the extent sufficient therefor, to be applied and distributed, to the maximum extent permitted by law, in the following order: (a) first, to creditors (including Members and Directors who are creditors, to the extent otherwise permitted by law) in satisfaction of all of the Company’s Debts and other liabilities (whether by payment or the making of reasonable provision for payment thereof), other than liabilities for which reasonable provision for payment has been made; (b) second, except as provided in this Agreement, to Members in satisfaction of liabilities for distributions pursuant to the Act; and (c) third, the balance, if any, to the Unit Holders in accordance with the positive balance in their Capital Accounts calculated after making the required adjustment set forth in clause (t) of the definition of Gross Asset Value in Section 1.10 of this Agreement, after giving effect to all contributions, distributions and allocations for all periods.

10.3 Compliance with Certain Requirements of Regulations; Deficit Capital Accounts. In the event the Company is “liquidated” within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g), distributions shall be made pursuant to this Section 10 to the Unit Holders who have positive Capital Accounts in compliance with Regulations Section 1.704-1(b)(2)(ii)(b)(2). If any Unit Holder has a deficit balance in his Capital Account (after giving effect to all contributions, distributions and allocations for all Fiscal Years, including the Fiscal Year during which such liquidation occurs), such Unit Holder shall have no obligation to make any contribution to the capital of the Company with respect to such deficit, and such deficit shall not be considered a debt owed to the Company or to any other Person for any purpose whatsoever. In the discretion of the Liquidator, a pro rata portion of the distributions that would otherwise be made to the Unit Holders pursuant to this Section 10 may be: (a) distributed to a trust established for the benefit of the Unit Holders for the purposes of liquidating Company assets, collecting amounts owed to the Company, and paying any contingent or unforeseen liabilities or obligations of the Company (the assets of any such trust shall be distributed to the Unit Holders from time to time, in the reasonable discretion of the Liquidator, in the same proportions as the amount distributed to such trust by the Company would otherwise have been distributed to the Unit Holders pursuant to Section 10.2 hereof); or (b) withheld to provide a reasonable reserve for Company liabilities (contingent or otherwise) and to reflect the unrealized portion of any installment obligations owed to the Company, provided that such withheld amounts shall be distributed to the Unit Holders as soon as practicable.

10.4 Deemed Distribution and Recontribution. Notwithstanding any other provision of this Section 10, in the event the Company is liquidated within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g) but no Dissolution Event has occurred, the Property shall not be liquidated, the Company’s Debts and other liabilities shall not be paid or discharged, and the Company’s affairs shall not be wound up. Instead, solely for federal income tax purposes, the Company shall be deemed to have contributed all properties and liabilities of the Company to a new limited liability company in exchange for an interest in such new limited liability company and, immediately thereafter, the Company will be deemed to liquidate by distributing interests in the new limited liability company to the Members.

10.5 Rights of Unit Holders. Except as otherwise provided in this Agreement, each Unit Holder shall look solely to the Property of the Company for the return of its Capital Contribution and has no right or power to demand or receive Property other than cash from the Company. If the assets of the Company remaining after payment or discharge of the debts or liabilities of the Company are insufficient to return such Capital Contribution, the Unit Holders shall have no recourse against the Company or any other Unit Holder or Directors.

10.6 Allocations During Period of Liquidation. During the period commencing on the first day of the Fiscal Year during which a Dissolution Event occurs and ending on the date on which all of the assets of the Company have been distributed to the Unit Holders pursuant to Section 10.2 hereof (the “Liquidation Period”), the Unit Holders shall continue to share Profits, Losses, gain, loss and other items of Company income, gain, loss or deduction in the manner provided in Section 3 hereof.

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10.7 Character of Liquidating Distributions. All payments made in liquidation of the interest of a Unit Holder in the Company shall be made in exchange for the interest of such Unit Holder in Property pursuant to Section 736(b)(~~10~~1) of the Code, including the interest of such Unit Holder in the Company goodwill.

10.8 The Liquidator.

The “Liquidator” shall mean a Person appointed by the Directors(s) to oversee the liquidation of the Company. Upon the consent of a majority in interest of the Members, the Liquidator may be the Directors. The Company is authorized to pay a reasonable fee to the Liquidator for its services performed pursuant to this Section 10 and to reimburse the Liquidator for its reasonable costs and expenses incurred in performing those services. The Company shall indemnify, save harmless, and pay all judgments and claims against such Liquidator or any officers, Directors, agents or employees of the Liquidator relating to any liability or damage incurred by reason of any act performed or omitted to be performed by the Liquidator, or any officers, Directors, agents or employees of the Liquidator in connection with the liquidation of the Company, including reasonable attorneys’ fees incurred by the Liquidator, officer, Director, agent or employee in connection with the defense of any action based on any such act or omission, which attorneys’ fees may be paid as incurred, except to the extent such liability or damage is caused by the fraud, intentional misconduct of, or a knowing violation of the laws by the Liquidator which was material to the cause of action.

10.9 Forms of Liquidating Distributions. For purposes of making distributions required by Section 10.2 hereof, the Liquidator may determine whether to distribute all or any portion of the Property in-kind or to sell all or any portion of the Property and distribute the proceeds therefrom.

SECTION 11. MISCELLANEOUS

11.1 Notices. Any notice, payment, demand, or communication required or permitted to be given by any provision of this Agreement shall be in writing and shall be deemed to have been delivered, given, and received for all purposes (i) if delivered personally to the Person or to an officer of the Person to whom the same is directed, or (ii) when the same is actually received, if sent by regular or certified mail, postage and charges prepaid, or by electronic mail or facsimile, if such electronic mail or facsimile is followed by a hard copy of the communication sent promptly thereafter by regular or certified mail, postage and charges prepaid, addressed as follows, or to such other address as such Person may from time to time specify by notice to the Members and the Directors: (a) if to the Company, to its principal place of business; (b) if to the Directors, to the address set forth on record with the Company; or (c) if to a Member, either to the address set forth in Membership Register or to such other address that has been provided in writing to the Company.

11.2 Binding Effect. Except as otherwise provided in this Agreement, every covenant, term, and provision of this Agreement shall be binding upon and inure to the benefit of the Members and their respective successors, transferees, and assigns.

11.3 Construction. Every covenant, term, and provision of this Agreement shall be construed simply according to its fair meaning and not strictly for or against any Member.

11.4 Headings. Section and other headings contained in this Agreement are for reference purposes only and are not intended to describe, interpret, define, or limit the scope, extent, or intent of this Agreement or any provision hereof.

11.5 Severability. Except as otherwise provided in the succeeding sentence, every provision of this Agreement is intended to be severable, and, if any term or provision of this Agreement is illegal or invalid for any reason whatsoever, such illegality or invalidity shall not affect the validity or legality of the remainder of this Agreement. The preceding sentence of this Section 11.5 shall be of no force or effect if the consequence of enforcing the remainder of this Agreement without such illegal or invalid term or provision would be to cause any Member to lose the material benefit of its economic bargain.

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11.6 Incorporation By Reference. Every exhibit, schedule, and other appendix attached to this Agreement and referred to herein is incorporated in this Agreement by reference unless this Agreement expressly otherwise provides.

11.7 Variation of Terms. All terms and any variations thereof shall be deemed to refer to masculine, feminine, or neuter, singular or plural, as the identity of the Person or Persons may require.

11.8 Governing Law. The laws of the State of Delaware shall govern the validity of this Agreement, the construction of its terms, and the interpretation of the rights and duties arising hereunder.

11.9 Waiver of Jury Trial. Each of the Members irrevocably waives to the extent permitted by law, all rights to trial by jury in any action, proceeding or counterclaim arising out of or relating to this Agreement.

11.10 Counterpart Execution. This Agreement may be executed in any number of counterparts with the same effect as if all of the Members had signed the same document. All counterparts shall be construed together and shall constitute one agreement.

11.11 Specific Performance. Each Member agrees with the other Members that the other Members would be irreparably damaged if any of the provisions of this Agreement are not performed in accordance with their specific terms and that monetary damages would not provide an adequate remedy in such event. Accordingly, it is agreed that, in addition to any other remedy to which the nonbreaching Members may be entitled, at law or in equity, the nonbreaching Members shall be entitled to injunctive relief to prevent breaches of the provisions of this Agreement and specifically to enforce the terms and provisions hereof in any action instituted in any court of the United States or any state thereof having subject matter jurisdiction thereof.

IN WITNESS WHEREOF, this Fourth Amended and Restated Operating Agreement of the Company has been adopted as of the Effective Date.

COMPANY:

ADVANCED BIOENERGY, LLC

By:
Its:	Chairman

~~fb.us.4413458.10~~

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ADVANCED BIOENERGY, LLC

REGULAR MEETING OF MEMBERS

9 a.m., Central Time

The Holiday Inn, 4619 South Lincoln Avenue, York, NE 68467

Important Notice Regarding the Availability of Proxy Materials for the Regular

Meeting of Members to be Held on March 16, 2012

The Proxy Statement is available at: www.advancedbioenergy.com/proxy

The following proxy materials and information are available for your review from mailing date to meeting date at www.advancedbioenergy.com/proxy.

•	the Company’s Notice of Regular Meeting and Proxy Statement;

•	the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2011;

•	the form of Proxy Card; and

•	directions to the Annual Meeting.

ADVANCED BIOENERGY, LLC

PROXY CARD FOR 2012 REGULAR MEETING OF MEMBERS

March 16, 2012

9.00 AM (Central Time)

The Holiday Inn

4619 S. Lincoln Avenue

York, NE 68467

Advanced Bioenergy, LLC 8000 Norman Center Drive, Suite 610 Bloomington, MN 55437	proxy

Solicited on Behalf of the Board of Directors of Advanced BioEnergy, LLC

The undersigned holder(s) of membership units of Advanced BioEnergy, LLC, a Delaware limited liability company (the “Company”), hereby appoints Richard R. Peterson and Scott. A. Brittenham, or either of them, as proxies, with power of substitution, to vote all of the membership units that the undersigned is entitled to vote at the Company’s regular meeting of members to be held at The Holiday Inn at 4619 S. Lincoln Avenue, York, NE 68467, on March 16, 2012, 9.00 a.m. central time, and at any adjournment thereof, as follows:

See reverse for voting instructions.

ò  Please detach here  ò

1.	Approval of proposal to amend and restate our Fourth Amended and Restated Operating Agreement.	☐ For	☐ Against	☐ Abstain

2.	Approval of proposal to set at eight the number of directors to be elected for a term of one year.	☐ For	☐ Against	☐ Abstain

Instructions: To withhold authority to vote for any individual nominee, strike a line through the individual’s name below.

3.	Election of Directors 01 Scott A. Brittenham 02 Jonathan K. Henness 03 John E. Lovegrove 04 Joshua M. Nelson 05 Bryan A. Netsch 06 Bruce L. Rastetter 07 Troy L. Otte 08 Richard R. Peterson	☐ FORall nominees listed (except if any name is lined out)	☐ WITHHOLDAUTHORITY to vote for all nominees listed

4.	Approval of the proposal to ratify the selection of McGladrey & Pullen LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2012.	☐ For	☐ Against	☐ Abstain

5.	To cast a non-binding advisory vote on executive compensation.	☐ For	☐ Against	☐ Abstain

In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournment thereof.

A vote FOR proposal 1, FOR proposal 2, FOR the nominees in proposal 3, FOR proposal 4 and FOR proposal 5, is recommended by the Company’s board of directors. When properly executed, this proxy will be voted in the manner directed by the undersigned member(s). If no direction is given, the proxy will be voted FOR the proposal 1, FOR proposal 2 and FOR the nominees in proposal 3, FOR proposal 4, and FOR proposal 5. Proxies marked abstain are counted only for purposes of determining whether a quorum is present at the meeting.

Date

Signature(s) in Box
Please date and sign exactly as name(s) appear(s) on your membership unit certificate(s). If membership units are held jointly, each owner should sign this proxy. If acting as an executor, administrator, trustee, custodian, guardian, etc., you should so indicate in signing. If the member is a corporation or other business entity, the proxy should indicate the full legal name of the corporation or entity, and be signed by a duly authorized officer (indicating his or her position).
ANNUAL MEETING RSVP
☐ Yes. I/We plan to attend the March 16, 2012 Annual Member meeting at the Holiday Inn in York, NE.
☐ No, I/We will not be able to attend the meeting.